EXHIBIT 2



                              PLAN AND

                         AGREEMENT OF MERGER

                               BETWEEN

                    FIRST COMMERCIAL CORPORATION

                                 AND

                     SOUTHWEST BANCSHARES, INC.






                       Date: DECEMBER 20, 1996

                          TABLE OF CONTENTS
                                                                 Page
                              ARTICLE I
                         THE PLAN OF MERGER

Section 1.01.  The Merger . . . . . . . . . . . . . . . . . . . .   2
Section 1.02.  Effect of the Merger . . . . . . . . . . . . . . .   2
Section 1.03.  Consummation of the Merger . . . . . . . . . . . .   2
Section 1.04.  Articles of Incorporation; Bylaws;
               Directors and Officers . . . . . . . . . . . . . .   3
Section 1.05.  Merger Consideration; Conversion
               of Securities  . . . . . . . . . . . . . . . . . .   3
Section 1.06.  Exchange of Certificates . . . . . . . . . . . . .   4
Section 1.07.  Rights of Bancshares Shareholders to Dividends . .   4

                             ARTICLE II
                         APPROVAL OF MERGER

Section 2.01.  Shareholder Approval . . . . . . . . . . . . . . .   5

                             ARTICLE III
                   REPRESENTATIONS AND WARRANTIES

Section 3.01.  Representations and Warranties of Bancshares . . .   5
               (a)  Authority for Transaction . . . . . . . . . .   5
               (b)  Organization and Capitalization . . . . . .     5
               (c)  Financial Statements  . . . . . . . . . . .     6
               (d)  Dividends . . . . . . . . . . . . . . . . .     7
               (e)  Loans . . . . . . . . . . . . . . . . . . .     7
               (f)  Taxes . . . . . . . . . . . . . . . . . . .     8
               (g)  Litigation and Regulatory Matters . . . . .     8
               (h)  Compliance  . . . . . . . . . . . . . . . .     9
               (i)  Properties and Other Assets . . . . . . . .     9
               (j)  Agreement Does Not Violate Other
                    Instruments . . . . . . . . . . . . . . . .    10
               (k)  Insurance   . . . . . . . . . . . . . . . .    11
               (l)  Employee Benefit Plans  . . . . . . . . . .    11
               (m)  Employee Relations  . . . . . . . . . . . .    13
               (n)  No Material Events  . . . . . . . . . . . .    13
               (o)  Liabilities . . . . . . . . . . . . . . . .    14
               (p)  Marketability of Securities . . . . . . . .    14
               (q)  Interested Party Transactions . . . . . . .    15
               (r)  Material Contracts  . . . . . . . . . . . .    15
               (s)  Environmental Matters . . . . . . . . . . .    16
               (t)  Property Sites Owned by Bancshares
                    and the Bancshares Subsidiaries . . . . . .    17
               (u)  Representations Not Misleading  . . . . . .    17
Section 3.02.  Representations and Warranties of First
               Commercial . . . . . . . . . . . . . . . . . . . .  17
               (a)  Organization and Capitalization of First
                    Commercial  . . . . . . . . . . . . . . . .    18
               (b)  Authority for Transaction . . . . . . . . .    18

               (c)  Agreement Does Not Violate Other
                    Instruments . . . . . . . . . . . . . . . .    19
               (d)  Representations Not Misleading  . . . . . .    19
               (e)  Financial Statements  . . . . . . . . . . .    19
               (f)  Litigation and Regulatory Matters . . . . .    20
               (g)  Compliance  . . . . . . . . . . . . . . . .    21
               (h)  No Material Events  . . . . . . . . . . . .    21
               (i)  Taxes . . . . . . . . . . . . . . . . . . .    21
               (j)  Insurance . . . . . . . . . . . . . . . . .    22
               (k)  ERISA Plans . . . . . . . . . . . . . . . .    22
               (l)  Employee Relations  . . . . . . . . . . . .    22
               (m)  Properties and Other Assets . . . . . . . .    22
               (n)  Environmental Matters . . . . . . . . . . .    23
               (o)  Pending Acquisition by FCC  . . . . . . . .    23
               (p)  Regulatory Approval . . . . . . . . . . . .    23
               (q)  Availability of First Commercial Stock  . .    23

                             ARTICLE IV
                              COVENANTS

Section 4.01.  Covenants of Bancshares  . . . . . . . . . . . . .  23
               (a)  Approval of Transaction and Consents  . . .    23
               (b)  Access to Corporate Records . . . . . . . .    24
               (c)  Monthly Financial Statements  . . . . . . .    24
               (d)  Closing Financial Statements  . . . . . . .    25
               (e)  Conduct of Business . . . . . . . . . . . .    25
               (f)  Cooperation and Furnishing Information  . .    26
               (g)  Related Party Transactions  . . . . . . . .    27
               (h)  Notice of Changes . . . . . . . . . . . . .    27
               (i)  Limit on Bancshares's Attorneys' Fees . . .    27
Section 4.02.  Covenants of First Commercial  . . . . . . . . . .  27
               (a)  Consents and Approvals  . . . . . . . . . .    27
               (b)  Quarterly Reports; Current Reports  . . . .    28
               (c)  Conduct of Business . . . . . . . . . . . .    28
               (d)  Notice of Changes . . . . . . . . . . . . .    28
               (e)  Access to Corporate Records . . . . . . . .    28
               (f)  Election to First Commercial Board  . . . .    29
               (g)  Registration of First Commercial Stock  . .    29
               (h)  Pooling of Interests  . . . . . . . . . . .    29
               (i)  Employee Benefits . . . . . . . . . . . . .    29

                              ARTICLE V
                        CONDITIONS PRECEDENT

Section 5.01.  Conditions Precedent to Obligation of First
               Commercial . . . . . . . . . . . . . . . . . . . .  29
               (a)  Performance of Covenants  . . . . . . . . .    29
               (b)  Representations True at Closing . . . . . .    30
               (c)  Material Changes in Financial Condition,
                    Business or Prospects . . . . . . . . . . .    30
               (d)  Certified Resolutions . . . . . . . . . . .    30
               (e)  Government Approvals; Other Consents  . . .    30

               (f)  No Injunction . . . . . . . . . . . . . . .    30
               (g)  Litigation  . . . . . . . . . . . . . . . .    31
               (h)  No Material Misstatements or Omissions  . .    31
               (i)  Opinion of Bancshares's Counsel . . . . . .    31
               (j)  Financial Confirmation  . . . . . . . . . .    31
               (k)  Due Diligence Review  . . . . . . . . . . .    32
               (l)  Title Opinion . . . . . . . . . . . . . . .    32
               (m)  Pooling of Interests Opinion  . . . . . . .    32
               (n)  Delivery of Continuity of Interest Letters     33
               (o)  Articles of Merger  . . . . . . . . . . . .    33
Section 5.02.  Conditions Precedent to Obligation
               of Bancshares  . . . . . . . . . . . . . . . . . .  33
               (a)  Performance of Covenants  . . . . . . . . .    33
               (b)  Representations True at Closing . . . . . .    33
               (c)  Material Changes in Financial Condition . .    34
               (d)  Certified Resolutions . . . . . . . . . . .    34
               (e)  No Injunction . . . . . . . . . . . . . . .    34
               (f)  No Material Misstatements or Omissions  . .    34
               (g)  Opinion of First Commercial's Counsel . . .    34
               (h)  Tax Opinion . . . . . . . . . . . . . . . .    35
               (i)  Securities Registration Opinion   . . . . .    35
               (j)  Fairness Opinion  . . . . . . . . . . . . .    35
               (k)  Articles of Merger  . . . . . . . . . . . .    35
               (l)  Due Diligence Review  . . . . . . . . . . .    35
               (m)  No Adverse Change . . . . . . . . . . . . .    36
               (n)  Litigation  . . . . . . . . . . . . . . . .    36
               (o)  Receipt of Government Approval  . . . . . .    37

                             ARTICLE VI
                            TERMINATION

Section 6.01.  Procedure for Termination  . . . . . . . . . . . .  37
Section 6.02.  Termination by Mutual Agreement  . . . . . . . . .  39
Section 6.03.  Effect of Termination for Non-Willful Breach . . .  39
Section 6.04.  Effect of Termination for Willful Breach . . . . .  39
Section 6.05.  Termination Fee  . . . . . . . . . . . . . . . .    39
Section 6.06.  Enforcement Expenses . . . . . . . . . . . . . .    39

                             ARTICLE VII
                        BROKERS AND EXPENSES

Section 7.01.  Brokers  . . . . . . . . . . . . . . . . . . . . .  40
Section 7.02.  Expenses . . . . . . . . . . . . . . . . . . . . .  40

                            ARTICLE VIII
                            MISCELLANEOUS

Section 8.01.  Announcements  . . . . . . . . . . . . . . . . . .  40
Section 8.02.  Notices  . . . . . . . . . . . . . . . . . . . . .  40
Section 8.03.  Binding Effect . . . . . . . . . . . . . . . . . .  41
Section 8.04.  Headings . . . . . . . . . . . . . . . . . . . . .  41
Section 8.05.  Counterparts . . . . . . . . . . . . . . . . . . .  41

Section 8.06.  Integration of Agreement . . . . . . . . . . . . .  41
Section 8.07.  Amendments; Waivers  . . . . . . . . . . . . . . .  41
Section 8.08.  Governing Law  . . . . . . . . . . . . . . . . . .  41
Section 8.09.  Incorporation by Reference . . . . . . . . . . . .  41
Section 8.10.  Confidentiality of Information . . . . . . . . . .  42
Section 8.11.  No Assignment  . . . . . . . . . . . . . . . . . .  42
Section 8.12.  Severability . . . . . . . . . . . . . . . . . . .  42
Section 8.13.  Survival of Representations and Warranties . . . .  42
Section 8.14.  Definition of To The Knowledge Of  . . . . . . . .  42
Section 8.15.  Applicability of Agreement to Entity Prior
               to Becoming Bancshares Subsidiary  . . . . . . . .  43

                          List of Exhibits:

A    Form of Articles of Merger (Section 1.01)

B Form of Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (Section 5.01(i))

C    Form of Opinion of Friday, Eldredge & Clark (Section 5.02(g))

                         List of Schedules:

A    Schedule of  Ownership of  Common Stock  (Delivered Pursuant  to
     Section 3.01(b)(ii))

B    Schedule of Dividends (Delivered Pursuant to Section 3.01(d))

C    Schedule of Loans (Delivered Pursuant to Section 3.01(e))

D    Schedule  of  Internal  Revenue  Service   and/or  State  Taxing
     Authority Audits (Delivered Pursuant to Section 3.01(f)

E    Schedule of Litigation (Delivered Pursuant to Section 3.01(g))

F    Schedule  of   Consents  and   Approvals  to   be  Obtained   by
     Bancshares and  Bancshares Subsidiaries  (Delivered Pursuant  to
     Section 3.01(j))

G    Schedule  of Insurance  Policies (Delivered  Pursuant to Section
     3.01(k))

H    Schedule  of  Employee  Benefit  Plans  (Delivered  Pursuant  to
     Section 3.01(l))

I    Schedule of Employees (Delivered Pursuant to Section 3.01(m))

J    Schedule  of  Material Changes  (Delivered  Pursuant  to Section
     3.01(n))

K    Schedule   of  Pledges  of  Investment  (Delivered  Pursuant  to
     Section 3.01(p))

L Schedule of Interested Party Transactions and Loans (Delivered Pursuant to Section 3.01(q))

M    Schedule of  Material Contracts  (Delivered Pursuant to  Section
     3.01(r))

N    Schedule   of   Properties   Containing   Hazardous    Materials
     (Delivered Pursuant to Section 3.01(s))

O Schedule of Property Sites Owned by Bancshares and Bancshares Subsidiaries (Delivered Pursuant to Section 3.01(t))

P Schedule of Consents and Approvals to Be Obtained by First Commercial (Delivered Pursuant to Section 3.02(c))

Q    Schedule of Litigation (Delivered Pursuant to Section 3.02(f)).

                             DEFINITIONS

Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Articles of Merger  . . . . . . . . . . . . . . . . . . . . . .     2
Bancshares  . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Bancshares Balance Sheet  . . . . . . . . . . . . . . . . . . . .   8
Bancshares Due Diligence Review . . . . . . . . . . . . . . . .    36
Bancshares Financial Statements . . . . . . . . . . . . . . . . .   6
Bancshares Stock  . . . . . . . . . . . . . . . . . . . . . . . .   1
Bancshares Subsidiaries . . . . . . . . . . . . . . . . . . . .     1
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Closing Financial Statements  . . . . . . . . . . . . . . . . . .  25
COBRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . .   3
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . .   2
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Federal Reserve Board . . . . . . . . . . . . . . . . . . . . . .  20
First Commercial  . . . . . . . . . . . . . . . . . . . . . . . .   1
First Commercial Banks  . . . . . . . . . . . . . . . . . . . . .  20
First Commercial Due Diligence Review . . . . . . . . . . . . .    32
First Commercial Stock  . . . . . . . . . . . . . . . . . . . . .   1
First Commercial Financial Statements . . . . . . . . . . . . .    19
Insurance Policies  . . . . . . . . . . . . . . . . . . . . . .    11
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Merger Consideration  . . . . . . . . . . . . . . . . . . . . .     3
Monthly Financial Statements  . . . . . . . . . . . . . . . . .    24
Pension Plan  . . . . . . . . . . . . . . . . . . . . . . . . .    12
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Registration Statement  . . . . . . . . . . . . . . . . . . . .    29
SFAS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Subsidiary Banks  . . . . . . . . . . . . . . . . . . . . . . . .   7
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . .   2

                              PLAN AND
                        AGREEMENT OF MERGER
                               BETWEEN
                    FIRST COMMERCIAL CORPORATION
                                 AND
                     SOUTHWEST BANCSHARES, INC.


     This AGREEMENT is made as of this 20th day of December, 1996, between FIRST COMMERCIAL CORPORATION, an Arkansas corporation having its principal office in Little Rock, Arkansas ("First Commercial"), and SOUTHWEST BANCSHARES, INC., an Arkansas corporation having its principal office in Jonesboro, Arkansas ("Bancshares").

                         W I T N E S S E T H:

     WHEREAS, Bancshares owns all of the issued and outstanding common stock of each of First Bank of Arkansas, Jonesboro; First Bank of Arkansas, Russellville; First Bank of Arkansas, Searcy; and First Bank of Arkansas, Wynne; and First Bank of Arkansas, Jonesboro owns all of the issued and outstanding common stock of First Processing Services, Inc., which holds a 52% general partnership interest in Advance Data (such direct and indirect subsidiaries are collectively referred to herein as the "Bancshares Subsidiaries"); and

     WHEREAS, for good and sound reasons germane to the business of the parties hereto, the Boards of Directors of First Commercial and Bancshares have each determined that it would be in the best interests of such corporations, their respective shareholders, subsidiaries and customers and the communities they serve for Bancshares to be merged with and into First Commercial with the shareholders of Bancshares receiving shares of common stock of First Commercial, par value $3.00 per share ("First Commercial Stock"), in exchange for the outstanding shares of common stock of Bancshares, par value $1.00 per share ("Bancshares Stock"), owned by them (the "Merger"), thereby permitting First Commercial to acquire Bancshares and the Bancshares Subsidiaries; and

     WHEREAS,  the   Boards  of  Directors  of   First  Commercial  and
Bancshares have adopted resolutions approving the Merger upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of these premises and the mutual promises, representations, covenants and actions hereinafter set forth, the parties hereto, each intending to be legally bound hereby, agree as follows:

                               ARTICLE I
                           THE PLAN OF MERGER

     Section 1.01.  The Merger.   At the Effective Time  (as defined in
Section 1.03 hereof) in accordance with this Agreement and Arkansas law, Bancshares shall be merged with and into First Commercial pursuant to the Articles of Merger to be entered into by Bancshares and First Commercial in substantially the form attached hereto as Exhibit A (the "Articles of Merger"), the separate existence of Bancshares shall cease, and First Commercial shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. First Commercial, as at the Effective Time and thereafter, hereinafter may sometimes be referred to as the "Surviving Corporation."

     Section 1.02. Effect of the Merger. At the Effective Time the effect of the Merger shall be that (i) the Surviving Corporation shall possess all the rights, privileges and franchises possessed by each of First Commercial and Bancshares, (ii) all of the property and assets of whatsoever kind or description of each of First Commercial and Bancshares, and all debts due on whatever account to any of them, including subscriptions for shares or other choses in action belonging to any of them, shall be taken and be deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed, and
(iii) the Surviving Corporation shall be responsible for all of the liabilities and obligations of each of First Commercial and Bancshares, as provided by applicable law, in the same manner as if the Surviving Corporation had itself incurred such liabilities or obligations; but the liabilities of First Commercial and Bancshares, or of their shareholders, directors or officers, shall not be affected, nor shall the rights of the creditors thereof, or of any persons dealing with such corporations be impaired by the Merger, and any claim existing, or action or proceeding pending, by or against either of First Commercial or Bancshares may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against, or substituted, in place of First Commercial or Bancshares, as the case may be.

     Section 1.03. Consummation of the Merger. The Merger will be closed in accordance herewith (the "Closing") on the first business day of the month immediately following the month in which all approvals and consents, and the expiration of all waiting periods, necessary to consummate the transactions contemplated herein have been received, or such other date as the parties may mutually agree in writing (the "Closing Date") subject to the fulfillment of each condition set forth in Article V hereafter. The parties hereto will use their best efforts to accomplish the Closing before June 30, 1997. The parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Arkansas on the Closing Date appropriate Articles of Merger. The "Effective Time" shall be 5:00 p.m., Little Rock time, on the date of such filing. The Closing will take place at 10:00 a.m., Little Rock time, on the Closing Date, at the offices of Friday, Eldredge & Clark in Little Rock, Arkansas, or at such other mutually agreeable time or place.

     Section 1.04. Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of First Commercial, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Arkansas law. The Bylaws of First Commercial, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Arkansas law. The directors and officers of First Commercial immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation after the Effective Time until their successors are elected and qualified.

     Section 1.05. Merger Consideration; Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of First Commercial, Bancshares or the holder of any of the securities of such corporations:

     (a) Each share of Bancshares Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under applicable Arkansas law ("Dissenting Shares")) shall be canceled and extinguished and be converted into the right to receive that number of shares of First Commercial Stock equal to the result obtained by dividing (Y) 3,412,457 (the number of shares of First Commercial Stock to be issued in the Merger) by (Z) the number of outstanding shares of Bancshares Stock on the Closing Date (such consideration, as well as any payment due in lieu of fractional shares of First Commercial Stock as hereinafter provided being herein referred to as the "Merger Consideration"); provided, however, that in the event after the date hereof the shares of First Commercial Stock at any time outstanding prior to the Closing Date shall be subdivided, by reclassification, recapitalization, stock dividend, or otherwise, into a greater number of shares without the actual receipt by First Commercial of consideration (at least equal to book value) for the additional number of shares so issued, or the number of shares of First Commercial Stock at any time outstanding shall be reduced, by reclassification, recapitalization, reduction of capital stock, or otherwise, or the outstanding shares of First Commercial Stock shall be reclassified or changed other than in such manner, then the number of shares of First Commercial Stock that each holder of Bancshares Stock shall be deemed to have the right to receive shall be adjusted accordingly to the nearest 10,000th share of First Commercial Stock.

     (b) No fractional shares of First Commercial Stock shall be issued as part of the Merger, and in lieu of fractional shares, First Commercial shall pay a sum in cash equal to the value of any such fractional share of First Commercial Stock to which any holder of Bancshares Stock shall be entitled determined on the basis of the last reported sales price on the Closing Date for shares of First Commercial Stock on the Nasdaq National Market.

     (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of Bancshares with respect to shares of Bancshares Stock issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of Bancshares Stock are presented to First Commercial or its transfer agent, they shall be canceled and exchanged for the Merger Consideration as provided in Section 1.06 and following, subject to applicable law in the case of Dissenting Shares.

     Section 1.06. Exchange of Certificates. From and after the Effective Time, all certificates representing shares of Bancshares Stock, with the exception of certificates representing Dissenting Shares or shares of Bancshares Stock held by First Commercial, shall represent the right to receive shares of First Commercial Stock on the basis set forth above, and the right to receive cash in lieu of fractional shares in exchange therefor, upon the terms and conditions of this Agreement, subject to applicable abandoned property, escheat and similar laws. Upon delivery of certificates representing shares of Bancshares Stock to the transfer agent of First Commercial, including shares delivered at the Closing provided the transfer agent of First Commercial has been given at least ten (10) days notice of the intent to make such delivery, First Commercial shall cause the transfer agent to issue certificates representing the requisite number of shares of First Commercial Stock for each share of Bancshares Stock represented by the certificates therefor properly delivered, and First Commercial shall pay by certified or cashier's check the amount entitled to be received in lieu of fractional shares. Notwithstanding the foregoing, neither First Commercial's transfer agent nor any party hereto shall be liable to a holder of shares of Bancshares Stock for any of the Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

     Section 1.07. Rights of Bancshares Shareholders to Dividends. Holders of Bancshares Stock on the Effective Date shall be entitled to receive, subject to applicable abandoned property, escheat and similar laws, payment of dividends declared by First Commercial subsequent to the Effective Date, but delivery of payment of such dividends will not be required of First Commercial until such persons have delivered their certificates representing shares of Bancshares Stock in exchange for certificates representing shares of First Commercial Stock in accordance with the provisions of Section 1.06 above. Notwithstanding the foregoing, First Commercial shall not be liable to a holder of shares of Bancshares Stock for any such dividends delivered to a public official pursuant to any abandoned property, escheat and similar laws.

                               ARTICLE II
                           APPROVAL OF MERGER

     Section 2.01.  Shareholder   Approval.      The   Shareholders  of
Bancshares shall approve the Merger in accordance with Arkansas law.



                              ARTICLE III
                     REPRESENTATIONS AND WARRANTIES

     Section 3.01. Representations and Warranties of Bancshares. No representation or warranty is made by any director, officer or employee of Bancshares, or any Bancshares Subsidiary, as an individual.
Bancshares, for itself and on behalf of each Bancshares Subsidiary, represents and warrants to First Commercial the following, each of which representations and warranties shall be continuing and shall (except as otherwise stated herein) be true as of the date of this Agreement and on the Closing Date:

     (a) Authority for Transaction. The Board of Directors of Bancshares has duly approved this Agreement and the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Bancshares enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies which are available only in the discretion of the court. Bancshares has full corporate power, authority and legal right to enter into this Agreement and, upon approval thereof by its shareholders and by appropriate regulatory authorities, to consummate the transactions contemplated hereby. The Board of Directors of Bancshares and its shareholders shall have taken all action required by law or by the Articles of
Incorporation and Bylaws of Bancshares or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     (b)  Organization and Capitalization.

          (i) Bancshares has delivered to First Commercial complete and correct copies of the Articles of Incorporation, and all amendments thereto or restatements thereof, and Bylaws of Bancshares as in effect on the date hereof. Bancshares is a corporation duly organized and validly existing in good standing under the laws of the State of Arkansas, with full corporate power and authority to carry on its business as and where it is now being conducted and to own and lease its properties and assets in the places where such properties and assets are now or will be owned or leased. As of the date of this Agreement, the authorized capital stock of Bancshares consists of 10,000,000 shares of Bancshares Stock, 245,275 shares of which are issued and outstanding. All such issued and outstanding shares of Bancshares Stock have been fully paid, are validly authorized and duly issued and are non-assessable and such shares of Bancshares Stock have not been issued in violation of any preemptive rights. Bancshares does not have outstanding any subscriptions, options or other arrangements or commitments obligating it to issue or dispose of, and it is not obligated to issue, any shares of Bancshares Stock or other securities.

          (ii) Bancshares has delivered to First Commercial complete and correct copies of the Articles of Incorporation or Partnership Agreement, as the case may be, and all amendments thereto, and Bylaws, when applicable, of each of the Bancshares Subsidiaries as in effect on the date hereof. Each Bancshares Subsidiary is a banking corporation, business corporation or partnership duly organized and validly existing in good standing under the laws of the State of Arkansas with full power and authority to carry on its business as and where it is now being conducted and to own and lease its properties and assets in the places where such properties and assets are now or will be owned or leased. As of the date of this Agreement, the authorized capital stock of each of the banking and business corporation Bancshares Subsidiaries consists of the number of shares of common stock, the par values per share, the number of shares issued and outstanding and ownership thereof as are reflected in Schedule A, all of which outstanding shares have been fully paid, are validly authorized and duly issued and are not subject to assessment, and such shares have not been issued in violation of any preemptive rights of stockholders. First Processing Services, Inc. owns a 52% general partnership interest in Advance Data. To the knowledge of Bancshares and the Bancshares Subsidiaries, no regulatory agency has threatened or considered any assessment against the owner of the stock of any banking Bancshares Subsidiary. There are no subscriptions, options or other arrangements or commitments obligating Bancshares or any Bancshares Subsidiary to issue or to acquire or dispose of, and no Bancshares Subsidiary is otherwise obligated to issue, any shares of its common stock or other securities.

          (iii) Bancshares has no direct or indirect subsidiary other than the Bancshares Subsidiaries.

     (c) Financial Statements. Bancshares has delivered to First Commercial its consolidated financial statements for the years ended December 31, 1995, 1994, and 1993 with the unqualified report of its independent auditors, Kemp & Company (the "Bancshares Financial Statements"). Contemporaneously with its execution and delivery hereof, Bancshares will also deliver to First Commercial copies of all of the periodic public reports filed by Bancshares or by any Bancshares Subsidiary with banking regulators and agencies since January 1, 1994. The Bancshares Financial Statements are complete and correct and were prepared from the books and records of Bancshares and the Bancshares

Subsidiaries, which accurately and fairly reflect the transactions and dispositions of assets of Bancshares and the Bancshares Subsidiaries, taken as a whole, and fairly present on a consolidated basis the financial condition, results of operations and changes in capital accounts and undivided profits of Bancshares and each Bancshares Subsidiary, at their respective dates and for the periods to which they relate. The Bancshares Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. Advance Data was accounted for under the equity method of accounting. There are no material obligations or liabilities of Bancshares or the Bancshares Subsidiaries, taken as a whole, whether absolute, accrued or contingent (including, without limitation, unfunded obligations under employee benefit plans or arrangements or liabilities for federal, state, local or foreign taxes or assessments) or any "loss contingencies" considered "probable" or "reasonably estimable" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, which, in accordance with generally accepted accounting principles, were required to be reflected or disclosed in the Bancshares Financial Statements and which were not so reflected or disclosed therein, except such as have been reported in writing to First Commercial. All reserves and allowances included in the Bancshares Financial Statements, taken as a whole, are adequate and appropriate pursuant to generally accepted accounting principles.

     (d)  Dividends.   Since December 31,  1995, no  dividend has  been
declared or paid on any equity securities of Bancshares, nor has Bancshares purchased or redeemed any of its equity securities, except as disclosed in Schedule B attached hereto.

     (e) Loans. Bancshares has delivered to First Commercial complete and correct copies of the most current written policies of the banking subsidiaries of Bancshares (the "Subsidiary Banks") relating to the making, collection, classification and charge off of loans and other evidences of indebtedness. To the knowledge of Bancshares and the Subsidiary Banks, all loans and other evidences of indebtedness of the Subsidiary Banks have been appropriately and correctly classified pursuant to the written policies of the Subsidiary Banks. The Subsidiary Banks have no loans or other evidences of indebtedness in their respective portfolios that (i) are considered nonperforming or have been placed on a nonaccrual status in accordance with their written policies; (ii) are classified as other loans especially mentioned, substandard, doubtful, or loss loans in accordance with its written policies; (iii) are sixty (60) days or more past due; (iv) have been renegotiated as to payment terms or collateral because of credit risks associated with such loans; or (v) to the knowledge of Bancshares and the Subsidiary Banks, are subject to any defenses, offsets or counterclaims that may be asserted against the present holder thereof, except in each case such loans or evidences of indebtedness as have been disclosed in Schedule C attached hereto.

     (f) Taxes. Bancshares and each Bancshares Subsidiary has timely filed returns for all federal, state and local taxes of Bancshares and each Bancshares Subsidiary to the extent such filings and payments were required prior to the date of this Agreement, and such returns are true and correct in all material respects. Neither Bancshares nor any Bancshares Subsidiary has had any tax deficiencies proposed or assessed against it and neither Bancshares nor any Bancshares Subsidiary has executed any waiver of or extended the statute of limitations on the audit of any tax return or the assessment or collection of any tax. All taxes and governmental charges levied or assessed against the property or the business of Bancshares or any Bancshares Subsidiary have been paid in full, other than taxes or charges the payment of which are not yet due or which, if due, are not yet delinquent or are being contested in good faith or have not been finally determined. Except as has been indicated to First Commercial in writing, the amount set up as accruals for taxes on the balance sheet of Bancshares as at December 31, 1995, contained in the Bancshares Financial Statements ("Bancshares Balance Sheet") is sufficient in all material respects for the payment of all unpaid taxes applicable to the property or business of Bancshares and the Bancshares Subsidiaries for the period ended on December 31, 1995, and all periods prior thereto. Except as disclosed in Schedule D attached hereto, no tax returns or reports of Bancshares or any Bancshares Subsidiary have been audited by the Internal Revenue Service or any state taxing authority within the past five years.

     (g) Litigation and Regulatory Matters. Bancshares has disclosed in Schedule E attached hereto all material actions, suits, proceedings and investigations pending or, to the knowledge of Bancshares or the Bancshares Subsidiaries, threatened against or affecting Bancshares or any Bancshares Subsidiary or any property or rights or stock of Bancshares or any Bancshares Subsidiary, or their respective officers or directors (in their capacity as such) at law or in equity, or before or by any court or other governmental instrumentality, excluding actions affecting the banking industry generally. Except to the extent so disclosed in Schedule E, none of such actions, suits, proceedings or investigations, either (i) involves a claim for an amount exceeding the amount recoverable by Bancshares or any Bancshares Subsidiary under any applicable insurance policies, subject to the deductible amounts under such policies, (ii) results or would result, if adversely determined, in any material adverse change in the business, operations, prospects or assets or the condition, financial or otherwise, of Bancshares and the Bancshares Subsidiaries, taken as a whole, or (iii) would prevent the Bancshares shareholders from approving and consummating the transactions contemplated herein. Except as so disclosed in Schedule E, neither Bancshares nor any Bancshares Subsidiary is subject to any continuing court or administrative order, writ, injunction, decree, agreement, memorandum or letter applicable specifically to it or to its business, property or employees, and neither Bancshares nor any Bancshares Subsidiary is in default with respect to any order, writ, injunction or decree, agreement, memorandum or letter of any court or other governmental instrumentality.

     (h) Compliance. Bancshares and the Bancshares Subsidiaries, taken as a whole, have complied in all material respects with, and Bancshares and the Bancshares Subsidiaries, taken as a whole, are not in default in any material respect under, any law, ordinance, requirement, rule, regulation or order applicable to their respective businesses or to the assets owned, used or occupied by them (including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), licensing requirements with respect to their personnel and all federal and state consumer credit laws, rules and regulations), and Bancshares and each Bancshares Subsidiary has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements and orders to which they or any of their employees (because of their activities on behalf of Bancshares or any Bancshares Subsidiary) are subject where the failure to do so would have a material adverse effect on Bancshares and the Bancshares Subsidiaries, taken as a whole, and Bancshares and each Bancshares Subsidiary possess all licenses, franchises, permits and governmental authorizations necessary to conduct its business in the manner in which and in the jurisdictions and places where such businesses are now conducted where the failure to do so would have a material adverse effect on Bancshares and the Bancshares Subsidiaries, taken as a whole.

     (i) Properties and Other Assets. Bancshares and each Bancshares Subsidiary has good and marketable fee simple title to, or, as the case may be, valid and enforceable leasehold interests in, all its respective properties, interests in properties and other assets, real and personal, as owned or leased by Bancshares or any Bancshares Subsidiary, as applicable (i) reflected on the Bancshares Balance Sheet, or (ii) acquired since the date thereof,except to the extent such properties and assets are or were thereafter disposed of for fair value in the ordinary course of business. All such properties and assets are free and clear of all liens, charges and encumbrances, except (i) those set forth or reflected in the Bancshares Balance Sheet, (ii) liens for taxes not yet due and payable or being contested in good faith and (iii) defects in title and liens, charges and encumbrances, if any, as do not materially detract from the value, or materially interfere with the present or proposed use, of the property or asset subject thereto or affected thereby or as do not otherwise materially impair business operations of either Bancshares or any Bancshares Subsidiary. The operation of the properties and businesses of Bancshares and the Bancshares Subsidiaries in the manner in which they are now operated does not violate any zoning ordinances or municipal regulations in such a way as could, if such ordinances or regulations were enforced, foreseeably result in any material impairment of the uses of their respective properties for the purposes for which they are now operated. No asset included in the Bancshares Balance Sheet was valued in excess of its cost less depreciation or, in the case of investment securities, in excess of cost, adjusted for amortization of premiums or accretion of discounts, with the exception of securities classified as available for sale in accordance with

Statement of Financial Accounting Standards ("SFAS") No. 115, which are carried at fair market value. All real and tangible personal property owned or used by Bancshares or any Bancshares Subsidiary in their respective businesses is in good condition, normal wear and tear excepted, and is in good operating order. There are no (i) patents, trademarks, trade names or copyrights, or applications therefor, owned by or registered in the name of either Bancshares or any Bancshares Subsidiary, or in which either Bancshares or any Bancshares Subsidiary has rights, which have not been disclosed in writing to First Commercial (other than rights held by a Subsidiary Bank as a secured party in the ordinary course of its lending business), (ii) license agreements, other than those usually required in normal operations in the banking industry, to which either Bancshares or any Bancshares Subsidiary is a party, either as a licensor or licensee, with respect to any patents, trademarks, tradenames or copyrights which have not been disclosed in writing to First Commercial or (iii) to the knowledge of Bancshares, claims that in the conduct of its business, as now conducted, either Bancshares or any Bancshares Subsidiary is infringing on any patents, trademarks, trade names or copyrights of others which have not been disclosed in writing to First Commercial. Bancshares and each Bancshares Subsidiary has obtained all necessary permits and certificates for the use and occupancy of the real estate owned, leased or used by it and the improvements thereon and systems therein, and such use and occupancy is in full compliance with all federal, state and local laws, rules and regulations. To the knowledge of Bancshares, no material fact or condition exists which would result in the termination or material impairment in the furnishing of any water, sewer, gas, electricity, telephone, drainage or other services and equipment to the real estate owned, leased or occupied by Bancshares or any Bancshares Subsidiary.

     (j) Agreement Does Not Violate Other Instruments. Subject to obtaining any required consents and approvals (which necessary consents and approvals are disclosed in Schedule F attached hereto and will be obtained by Bancshares prior to Closing), the execution and delivery of this Agreement by Bancshares does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provision of the Articles of Incorporation or Bylaws of Bancshares, (ii) violate any provision of the Articles of Association or the Bylaws of any Subsidiary Bank or the partnership agreement of Advance Data, (iii) violate any provision of, or result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any property of Bancshares or any Bancshares Subsidiary under, any material lease, indenture, or other agreement (written or oral) or instrument to which Bancshares or any Bancshares Subsidiary is a party or by which Bancshares or any Bancshares Subsidiary may be bound or affected or under which Bancshares or any Bancshares Subsidiary receives benefits, (iv) violate any material law, rule, regulation, order, writ, injunction or decree or administrative memorandum, agreement or letter to which Bancshares or any Bancshares Subsidiary is a party or by which Bancshares or any Bancshares Subsidiary may be bound or affected or under which Bancshares or any Bancshares Subsidiary receives benefits, or (v) result in the material loss or material adverse modification of any license, franchise, permit or other authorization granted to or otherwise held by Bancshares or any Bancshares Subsidiary.

     (k) Insurance. During each of the past three calendar years Bancshares and the Bancshares Subsidiaries and their properties have been insured for customary risks, all with limits, deductibles, and exclusions as are customary in the banking industry. Such insurance protection continues in effect, and neither Bancshares nor any Bancshares Subsidiary is aware of any facts or events relating to its operations or financial condition which reasonably can be expected to increase materially the premiums or reduce the coverage under any of such policies, except as has been indicated in writing to First Commercial. Schedule G attached hereto sets forth a complete and accurate schedule, including the type of policy, policy number, the limits of coverage, the insurance carrier, the insurance agent or broker and the expiration date, of all insurance policies, letters of credit, performance bonds and fidelity bonds at any time held by, for the benefit of, or issued to Bancshares or any Bancshares Subsidiary and now in force (collectively, the "Insurance Policies"). Except as disclosed in Schedule G, neither Bancshares nor any Bancshares Subsidiary has forfeited or waived any claim under any Insurance Policy and each has fully complied with the terms and conditions thereof.

     (l) Employee Benefit Plans. Bancshares and the Bancshares Subsidiaries have disclosed in Schedule H attached hereto each employee benefit plan (as defined in Section 3(3) of ERISA) or other plan maintained for their respective employees or under which any one of them has any present or future liability (each a "Plan"), and true and complete copies of all Plans will be delivered to First Commercial, together with the most recent Internal Revenue Service determination letters, annual reports (Form 5500 Series) and accompanying schedules, summary plan descriptions, certified financial statements (if available)  and  actuarial reports  related  thereto,  within five  (5)
business days following the execution and delivery hereof by Bancshares. With respect to each Plan for which an annual report has been filed, no material adverse change has occurred with respect to the matters covered by the annual report since the date thereof, except as has been disclosed in writing to First Commercial. There are no unfunded vested benefits under any Plan which are subject to the vesting and funding standards of ERISA, and none of the Plans is a multiemployer plan within the meaning of Section 3(37) of ERISA. Each of the Plans covered by ERISA (i) has been operated in all material respects in accordance with ERISA, (ii) has not engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or in

Section 406  of ERISA) which  would result in  a material penalty,  and
(iii) has met the minimum funding standards of Section 412 of the Code, if applicable. Each of the Plans which is an employee pension benefit plan (as defined in Section 3(2) of ERISA) ("Pension Plan") that is intended to "qualify" under Section 401(a) of the Code, is qualified within the meaning of Section 401(a) of the Code, except as heretofore disclosed in writing to First Commercial, and a favorable determination letter has been issued by the Internal Revenue Service with respect to each such qualified Pension Plan. No Pension Plan has been amended since issuance of the most recent determination letter by the Internal Revenue Service with respect thereto, except as disclosed in Schedule
H. Each Pension Plan has been administered in accordance with Section 401(a) of the Code, where applicable. No Reportable Event (within the meaning of Section 4043 of ERISA) has occurred with respect to any Plan which would result in material liability to Bancshares and the Bancshares Subsidiaries, taken as a whole. Since the enactment of ERISA, neither Bancshares nor any Bancshares Subsidiary has completely or partially terminated any employee pension benefit plan or withdrawn from any multiemployer pension plan, other than as disclosed in Schedule H. No proceeding by the Pension Benefit Guaranty Corporation has been instituted or threatened to terminate, pursuant to Subtitle C of Title IV of ERISA, any Plan. There is no suit, action or proceeding pending, threatened against or affecting, or likely to have an adverse impact on any Plan. One or more of the Plans may be covered by the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"). If so, each such Plan has been operated in, and is in, material compliance with COBRA. All notices required to be given under COBRA have been timely and properly given in accordance with COBRA, and the rules and regulations promulgated thereunder, and no employee, former employee or "qualified beneficiary" (as defined in COBRA) has any claim or contingent claim against Bancshares or any Bancshares Subsidiary for failure to comply with COBRA or the rules and regulations promulgated thereunder. Schedule H lists all persons currently eligible for benefits under COBRA.

     (m)  Employee Relations.

          (i) No employee of Bancshares or any Bancshares Subsidiary is a party to a collective bargaining agreement. There are no pending or threatened labor disputes with any of the employees of Bancshares or any Bancshares Subsidiary. Except as Bancshares has previously disclosed in Schedule I, neither Bancshares nor any Bancshares Subsidiary is obligated to pay any person employed by Bancshares or any Bancshares Subsidiary total annual compensation for fiscal year 1996 (including bonuses and the like) in excess of Fifty Thousand Dollars ($50,000). To the knowledge of Bancshares and the Bancshares Subsidiaries, there are no facts that would indicate that any employee of Bancshares or any Bancshares Subsidiary will not continue in his respective employment on an acceptable basis, subject to normal turnover, except as has been disclosed in Schedule I.

          (ii) Neither Bancshares nor any Bancshares Subsidiary has entered into or agreed to enter into any employment agreement or covenant not to compete agreement, has, since December 31, 1995, granted or agreed to grant any increase in excess of 10% in the wages, salaries or other compensation of any of its employees or directors, has, since December 31, 1995, paid or agreed to pay any bonus to any of its employees, has directly or indirectly paid or made a commitment to pay any severance or termination payment to any of its employees, or has, since December 31, 1995, entered into or agreed to enter into any written consulting agreement or other agreement for the purchase of services, except as disclosed in Schedule I.

     (n) No Material Events. Except as disclosed in Schedule J attached hereto or in the cases of clauses (i), (ii), (iii) and (iv) below, except for transactions in the ordinary course of business consistent with past practices, since December 31, 1995 (or as otherwise indicated), neither Bancshares nor any Bancshares Subsidiary has (i) incurred or become subject to, or agreed to incur or become subject to, any material obligation or liability, absolute or contingent; (ii) discharged or satisfied or agreed to discharge or satisfy any lien or encumbrance or paid any obligation or liability, absolute or contingent; (iii) canceled or agreed to cancel any material debts or claims or waived any rights of substantial value; (iv) made or permitted or agreed to make or permit any material amendment or termination of any material contract, lease, arrangement, license or other instrument to which it is a party; (v) made any material change in its method of accounting; (vi) made any material capital expenditures or entered into commitments therefor; (vii) made or agreed to make any loan or loans to any one person that would cause such person to have outstanding loans as of the date hereof from any Subsidiary Bank exceeding in the aggregate Two Hundred Fifty Thousand Dollars ($250,000) (The term "person," for purposes of this clause, shall include, in addition to an individual, the persons specified in Rule 144(a)(2) of the Securities and Exchange Commission.); (viii) purchased or sold or agreed to purchase or sell any material amounts of tax-exempt bonds; (ix) made, renewed or extended or agreed to make, renew or extend any nonadjustable rate loans with maturities exceeding sixty (60) months; (x) repossessed or purchased in a foreclosure action any material personal or real property; (xi) charged any loan to the reserve for loan and lease losses or established any special allocation thereto; (xii) sold or transferred or agreed to sell or transfer any loans (excluding partial participations) or other real estate owned;
(xiii) mortgaged or pledged any of its material assets, tangible or intangible, or permitted any of its material assets, tangible or intangible, to become subject to any lien, charge or other encumbrance (other than liens for real estate taxes not yet due and payable and mechanics', materialmen's and similar liens imposed by statute that are being contested in good faith) and which remain outstanding as of the date hereof; (xiv) sold, assigned or transferred any material asset or property of any nature whatsoever, whether real, personal or mixed, tangible or intangible; or (xv) made any material change in its business or operations or entered into any other material transaction.

     (o) Liabilities. The liabilities on the Bancshares Balance Sheet consist solely of obligations and liabilities incurred by Bancshares and the Bancshares Subsidiaries in the ordinary and regular course of their businesses, and with regard to such liabilities, all non-deposit liabilities are to persons who are not affiliated with Bancshares or any Bancshares Subsidiary. As of December 31, 1995, neither Bancshares nor the Bancshares Subsidiaries, taken as a whole, had any material and adverse liabilities or obligations of any nature whatsoever, including, without limitation, fixed or contingent, accrued, absolute, matured or unmatured, or any "loss contingencies" considered "probable" or "reasonably estimable" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, which were not recorded on the Bancshares Balance Sheet. Bancshares and the Bancshares Subsidiaries, taken as a whole, are not obligated to make any material investment, directly or indirectly, in any person, corporation, association, partnership, joint venture, trust or other entity, except for investments in investment securities and other evidences of indebtedness made in the ordinary course of business consistent with past practices.

     (p) Marketability of Securities. Except for pledges to secure public and trust deposits and repurchase agreements disclosed in Schedule K attached hereto, none of the investments reflected in the Bancshares Balance Sheet under the heading "Investment Securities" and none of the investments made since such date are subject to any "investment" or other restriction, whether contractual or statutory, which impairs the ability of Bancshares or any Bancshares Subsidiary to freely dispose of such investment in the open market at any time.

     (q) Interested Party Transactions. Neither Bancshares nor any Bancshares Subsidiary is a party to, and none of their property is bound or affected by, nor does Bancshares or any Bancshares Subsidiary receive benefits under, any written or oral or express or implied contract or other arrangement which is not in the ordinary course of business in which a material interest is held by any person or entity which is an "affiliate" of Bancshares or any Bancshares Subsidiary within the meaning of Rule 144 under the Securities Act of 1933, as amended, any executive officer or director of Bancshares or any

Bancshares Subsidiary or any "affiliate" or "associate" of any such executive officer or director, as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended, which is not on substantially the same terms (including, without limitation, in the case of lending transactions, interest rates, maturity schedule and collateral) as those prevailing at the time for comparable transactions with unrelated parties or which involves more than normal risk of collectibility or which involves other unfavorable features. Schedule L attached hereto contains (i) a list of all amounts in excess of $10,000 paid or to be paid by Bancshares or any Bancshares Subsidiary to, or received or to be received by Bancshares or any Bancshares Subsidiary from, any executive officer or director of Bancshares or any Bancshares Subsidiary or any "affiliate" or "associate" of any such executive officer or director during their 1996 and 1995 fiscal years for products or services, not including services as an employee, executive officer or director, and (ii) a description of all loans from any Subsidiary Bank to any of such persons outstanding at any quarter end during 1996 or currently outstanding.

     (r) Material Contracts. Schedule M attached hereto contains a list of all written, and a brief description of all oral, material contracts, agreements, leases, commitments, licenses, instruments and obligations not listed in another Schedule hereto to which Bancshares or any Bancshares Subsidiary is a party or by which any of their assets is bound. For purposes of this Section 3.01(r), "material" shall mean an amount exceeding $100,000 over the life of the contract, agreement, lease, commitment, license, insurance policy or other obligation (as the case may be), and this Section shall not be deemed to apply to deposits at the Subsidiary Banks. Neither Bancshares nor any Bancshares Subsidiary is a party to, and none of their respective property is bound or affected by, and neither Bancshares nor any Bancshares Subsidiary receives benefits under, any written or oral or express or implied material contract or other arrangement which is not in the ordinary course of business consistent with its past practices, except as disclosed in Schedule M. Bancshares and each Bancshares Subsidiary has, in all material respects, performed all of its obligations required to be performed by it to date and is not in default in any material respect under any material contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property may be bound or affected or under which it or its property receives benefits, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default. All such material contracts, leases, insurance policies and other instruments are in full force and effect, are binding obligations of the respective parties thereto in accordance with their terms, and there are no defenses, offsets or counterclaims thereto which may be made by any party thereto other than Bancshares or any Bancshares Subsidiary, and neither Bancshares nor any Bancshares Subsidiary has waived any substantial rights thereunder. Neither Bancshares nor any Bancshares Subsidiary is a party to or otherwise bound by any material contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of Bancshares or any Bancshares Subsidiary, is materially adverse, materially onerous, or materially harmful to any aspect of the business or prospects of Bancshares and the Bancshares Subsidiaries, taken as a whole.

     (s) Environmental Matters. To the knowledge of Bancshares, except as disclosed in Schedule N attached hereto, none of the properties of Bancshares or of any Bancshares Subsidiary contains hazardous materials, waste or substances that cannot be easily remediated, removed or cleaned up, and, in the case of asbestos, completely abated. For purposes of this provision, a hazardous material, waste or substance is deemed easily remediated, removed or cleaned up, and, in the case of asbestos, completely abated, if the reasonably estimated cost of such removal, clean-up, remediation, restoration of natural resources, or abatement does not exceed Fifty Thousand Dollars ($50,000) in the aggregate and if such removal, clean-up, remediation, restoration of natural resources, or abatement does not materially interfere with the day-to-day operations of Bancshares or any Bancshares Subsidiary. To the knowledge of Bancshares, except as disclosed in Schedule N, none of the outstanding loans of any Subsidiary Bank are secured by properties that contain hazardous materials, wastes, or substances that cannot be remediated, removed or cleaned up, and, in the case of asbestos, completely abated, at an expense not exceeding ten percent (10%) of the fair market value of such properties. As used herein, "hazardous substance" or "hazardous material" means substances subject to reporting under Title III of the Superfund Amendments and Reauthorization Act of 1986, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or the Resource Conservation and Recovery Act, as amended; petroleum; petroleum products; substances regulated by the Toxic Substance Control Act, as amended; substances regulated by the Federal Insecticide, Fungicide, and Rodenticide Act, as amended; or any hazardous, toxic, or dangerous waste, substance, or material defined as such in the above-referenced Acts, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability standards of conduct concerning any hazardous, toxic or dangerous waste, substance, or material as now in effect. To the knowledge of Bancshares, no Subsidiary Bank has loaned money against the securities or assets of any company or other association that has not obtained all permits, licenses, approvals, and other authorizations that are required under federal, state and local laws and regulations relating to emissions, discharges, wetlands, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or waste into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, release, discharge, emission, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or waste. To the knowledge of Bancshares, no Subsidiary Bank has loaned money against the securities or assets of any company or other association, and has not at any time owned property, that is presently or for which in the future there is a reasonable basis that it will be subject to any claim, action, suit, proceeding, hearing, investigation, injunction, notice of violation, consent administrative order, or penalty arising out of or relating to the manufacture, presence, processing, distribution, use, treatment, release, discharge, emission, storage, disposal, transport or handling of any pollutant, contaminant, or hazardous or toxic material or waste. To the extent any property is listed or referred to in Schedule N hereto, such listing or reference shall not be deemed an admission by Bancshares that it is in violation of any of the statutes, rules or regulations enumerated in this Section 3.01(s).

     (t) Property Sites Owned by Bancshares and the Bancshares Subsidiaries. Set forth on Schedule O attached hereto is a complete and accurate list of locations (identified by address, owner/operator, type of facilities located on the property, and period of time owned, leased or occupied by Bancshares or any Bancshares Subsidiary) of all real estate that Bancshares or any Bancshares Subsidiary owned, leased or used at any time during the previous five (5) years.

     (u) Representations Not Misleading. No representation or warranty by Bancshares in this Agreement or in any Schedule attached hereto, nor any statement or disclosure furnished to First Commercial by or on behalf of Bancshares or any Bancshares Subsidiary under and pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     Section 3.02. Representations and Warranties of First Commercial. No representations or warranties are made by any director, officer, employee or shareholder of First Commercial as an individual. First

Commercial represents and warrants to Bancshares the following, each of which representations and warranties shall (except as otherwise stated herein) be continuing and shall be true as of the date of this Agreement hereof and on the Closing Date:

     (a) Organization and Capitalization of First Commercial. First Commercial has delivered to Bancshares complete and correct copies of the Second Amended and Restated Articles of Incorporation, as amended, and Bylaws of First Commercial as in effect on the date hereof. First Commercial is an Arkansas corporation duly organized and validly existing in good standing under the laws of Arkansas, with full corporate power and authority to carry on its business as and where conducted and to own and lease its properties and assets in the places where such properties and assets are now or will be owned or leased. As of the date of this Agreement, the authorized capital stock of First Commercial consists of 50,000,000 shares of First Commercial Common Stock, of which 28,807,172 shares are outstanding, and 400,000 shares of preferred stock, each $1.00 par value, of which no shares are outstanding. All issued and outstanding shares of First Commercial Common Stock are, and all shares of First Commercial Common Stock to be issued pursuant to this Agreement will be, validly authorized, duly issued, fully paid and nonassessable shares of First Commercial Common Stock, and such shares have not been, or will not be, issued in violation of any preemptive rights of stockholders. Except as described in the financial information provided to Bancshares by First Commercial, First Commercial does not have outstanding any subscriptions, options or other arrangements or commitments obligating First Commercial to issue or dispose of, and it is not obligated to issue, any shares of First Commercial Common Stock or other securities. Since December 31, 1995, no dividends have been declared or paid on any equity securities of First Commercial, nor has First Commercial purchased or redeemed any of its equity securities, except, in both instances, as disclosed in the First Commercial Financial Statements (as hereinafter defined) or in writing to Bancshares.

     (b) Authority for Transaction. The Board of Directors of First Commercial has duly approved this Agreement and the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of First Commercial enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies which are available only in the discretion of the court. First Commercial has full corporate power, authority and legal right to execute and deliver this Agreement and, upon approval thereof by the necessary regulatory authorities, to consummate the transactions contemplated hereby.

     (c) Agreement Does Not Violate Other Instruments. Subject to obtaining any required consents and approvals (which necessary consents and approvals are disclosed in Schedule P attached hereto and will be obtained by First Commercial prior to Closing), the execution and delivery of this Agreement by First Commercial does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provision of the Articles of Incorporation or Bylaws of First Commercial, (ii) violate any provision of the Articles of Incorporation or Association or the Bylaws of any subsidiary of First Commercial, (iii) violate any provision of, or result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any property of First Commercial or any subsidiary of First Commercial under, any material lease, indenture, or other agreement (written or oral) or instrument to which First Commercial or any subsidiary of First Commercial is a party or by which First Commercial or any subsidiary of First Commercial may be bound or affected or under which First Commercial or any subsidiary of First Commercial receives benefits, (iv) violate any material law, rule, regulation, order, writ, injunction or decree or administrative memorandum, agreement or letter to which First Commercial or any subsidiary of First Commercial is a party or by which First Commercial or any subsidiary of First Commercial may be bound or affected or under which First Commercial or any subsidiary of First Commercial receives benefits, or (v) result in the material loss or material adverse modification of any license, franchise, permit or other authorization granted to or otherwise held by First Commercial or any subsidiary of First Commercial.

     (d) Representations Not Misleading. No representation or warranty by First Commercial in or required by this Agreement, nor any statement, exhibit or disclosure furnished to Bancshares by or on behalf of First Commercial under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     (e) Financial Statements. First Commercial has delivered to Bancshares the following financial statements: the consolidated balance sheets of First Commercial as of December 31, 1995, 1994 and 1993, together with the consolidated statements of income, stockholders' equity and cash flow of First Commercial for the periods then ended, accompanied by the notes thereto, and an unqualified audit report of Ernst & Young LLP for such years (the "First Commercial Financial Statements"). First Commercial has also delivered to Bancshares copies of all periodic and other reports and proxy statements filed by First Commercial with the Securities and Exchange

Commission and the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") since January 1, 1994, and has made available copies of all of periodic and other public reports filed by the banking subsidiaries of First Commercial (the "First Commercial Banks") with the Arkansas State Bank Department, the Office of the Comptroller of the Currency or the Federal Deposit Insurance
Corporation since January 1, 1995. The First Commercial Financial Statements are complete and correct and have been prepared from the books and records of First Commercial and the First Commercial Banks, which accurately and fairly reflect the transactions and dispositions of assets of First Commercial and the First Commercial Banks and fairly present the financial condition, results of operations and changes in capital accounts and undivided profits of First Commercial and the First Commercial Banks, taken as a whole, at their respective dates and for the periods to which they relate. The First Commercial Financial Statements were prepared in accordance with generally accepted accounting principles and general practices within the banking industry consistently applied. There are no material obligations or liabilities of First Commercial or the First Commercial Banks, taken as a whole, whether absolute, accrued or contingent (including, without limitation, unfunded obligations under employee benefit plans or arrangements or liabilities for federal, state, local or foreign taxes or assessments) or any "loss contingencies" considered "probable" or "reasonably estimable" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, which, in accordance with generally accepted accounting principles, were required to be reflected or disclosed in the First Commercial Financial Statements and which are not so reflected or disclosed therein, except as disclosed in writing to Bancshares. All allowances and reserves for loan losses, as reflected in the First Commercial Financial Statements, are adequate and appropriate as determined by generally accepted accounting principles.

     (f) Litigation and Regulatory Matters. First Commercial and the First Commercial Banks have disclosed in Schedule Q attached hereto all material actions, suits, proceedings and investigations pending or, to the knowledge of First Commercial or the First Commercial Banks, threatened against or affecting First Commercial or any First Commercial Bank or any property or rights or stock of First Commercial or any First Commercial Bank, or their respective officers or directors (in their capacity as such) at law or in equity, or before or by any court or other governmental instrumentality, excluding actions affecting the banking industry generally. Except to the extent so disclosed in Schedule Q, none of such actions, suits, proceedings or investigations, either (i) involves a claim for an amount exceeding the amount recoverable by First Commercial or any First Commercial Bank under any applicable insurance policies, subject to the deductible amounts under such policies, or (ii) results or would result, if adversely determined, in any material adverse change in the business, operations, prospects or assets or the condition, financial or otherwise, of First Commercial and the First Commercial Banks, taken as a whole. Except as so disclosed in Schedule Q, neither First Commercial nor any First Commercial Bank is subject to any continuing court or administrative order, writ, injunction, decree, agreement, memorandum or letter applicable specifically to it or to its business, property or employees, and neither First Commercial nor any First Commercial Bank is in default with respect to any order, writ, injunction or decree, agreement, memorandum or letter of any court or other governmental instrumentality.

     (g) Compliance. First Commercial and the First Commercial Banks, taken as a whole, have complied in all material respects with, and First Commercial and the First Commercial Banks, taken as a whole, are not in default in any material respect under, any law, ordinance, requirement, rule, regulation or order applicable to their respective businesses or to the assets owned, used or occupied by them (including, without limitation, ERISA, licensing requirements with respect to their personnel and all federal and state consumer credit laws, rules and regulations), and First Commercial and each First Commercial Bank has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements and orders to which they or any of their employees (because of their activities on behalf of First Commercial or any First Commercial Bank) are subject, and First Commercial and each First Commercial Bank possess all licenses, franchises, permits and governmental authorizations necessary to conduct its business in the manner in which and in the jurisdictions and places where such businesses are now conducted.

     (h) No Material Events. Except as reflected in the First Commercial Financial Statements or as may be disclosed in writing to Bancshares and except for transactions in the ordinary course of business consistent with past practices of First Commercial, since December 31, 1995, First Commercial has not experienced any material adverse changes in the condition (financial or otherwise) of its properties, assets, liabilities, business, operations or prospects.

     (i) Taxes. First Commercial and the First Commercial Banks have timely filed returns for all federal, state and local taxes of First Commercial and the First Commercial Banks to the extent such filings and payments were required prior to the date of this Agreement, and such returns are true and correct in all material respects. Neither First Commercial nor the First Commercial Banks has had any tax deficiencies proposed or assessed against them and neither First Commercial nor the First Commercial Banks has executed any waiver of or extended the statute of limitations on the audit of any tax return or the assessment or collection of any tax. All taxes and governmental charges levied or assessed against the property or the business of

First Commercial or the First Commercial Banks have been paid in full, other than taxes or charges the payment of which is not yet due or which, if due, is not yet delinquent or is being contested in good faith or has not been finally determined. Except as indicated in writing to Bancshares, the amount set up as accruals for taxes on the December 31, 1995, balance sheet for First Commercial is sufficient in all material respects for the payment of all unpaid taxes and governmental charges of all kinds, applicable to the property or business of First Commercial and the First Commercial Banks for the period ended on December 31, 1995, and all periods prior thereto.

     (j) Insurance. During each of the past three calendar years First Commercial and its properties have been insured for customary risks, all with limits, deductibles, and exclusions as are customary in the banking industry. Such insurance protection continues in effect, and First Commercial is not aware of any facts or events relating to its operations or financial condition which reasonably can be expected to increase materially the premiums or reduce the coverage under any of such policies, except as has been indicated in writing to Bancshares.

     (k)  ERISA Plans.   No ERISA  Plans of First  Commercial, nor  any
trustee, administrator or fiduciary thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4974 of the Code or Title I of ERISA, which could subject the ERISA Plans, or any of them, or any trustee, administrator, or fiduciary thereof, or any party dealing with the ERISA Plans, or any such trust, to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or liability under Title I of ERISA. The execution and delivery of this Agreement and consummation of the transactions contemplated herein will not involve any transaction prohibited by ERISA or by Section 4975 of the Code. None of the ERISA Plans of First Commercial has been terminated nor have any proceedings to terminate such plans been instituted, nor have there been any "reportable events," as that term is defined in Section 4043 of ERISA, since the effective date of ERISA that have not already been reported by the filing of appropriate Form 5500 in accordance with ERISA requirements.

     (l) Employee Relations. Neither First Commercial nor the First Commercial Banks has agreements with any labor or other organization representing employees for collective bargaining or other labor relations purposes.

     (m) Properties and Other Assets. First Commercial and the First Commercial Banks have good and marketable fee simple title to, or, as the case may be, valid and enforceable leasehold interest in, all their respective properties, interests in properties and other assets, real and personal, (i) reflected on the First Commercial Financial Statements or (ii) acquired since the date thereof, except to the extent such properties and assets are or were thereafter disposed of for fair value in the ordinary course of business. All such properties and assets are free and clear of all liens, charges and encumbrances, except (i) those set forth or reflected in the First Commercial Financial Statements, (ii) liens for taxes not yet due and payable or being contested in good faith and (iii) defects in title and liens, charges and encumbrances, if any, as do not materially detract from the value, or materially interfere with the present or proposed use, of the property or assets subject thereto or affected thereby or as do not otherwise materially impair business operations of either First Commercial or the First Commercial Banks.

     (n) Environmental Matters. To its knowledge and except as identified in writing to Bancshares, First Commercial has no present or past environmental condition under which First Commercial has or may become materially liable to any person or by reason of which any First Commercial assets may be subjected to any material lien, or by reason of which First Commercial may materially violate any environmental law or order.

     (o) Pending Acquisitions by FCC. FCC has not entered into any agreement, letter of intent or other undertaking with respect to the acquisition of the capital stock of or other interest in any corporation, business or other entity, except with respect to its acquisition of City National Bank, Whitehouse, Texas and W.B.T. Holding Company, parent of United American Bank, Memphis, Tennessee.

     (p) Regulatory Approval. To the knowledge of First Commercial, there is no reason that approval from regulatory authorities, including but not limited to the Securities and Exchange Commission, necessary to consummate the transactions contemplated hereby cannot or will not be obtained in the ordinary course, except as has been disclosed in writing to Bancshares.

     (q) Availability of First Commercial Stock. First Commercial has available a sufficient number of authorized and unissued shares of First Commercial Stock to pay the Merger Consideration, and First Commercial will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of First Commercial Stock to pay the Merger Consideration.

                               ARTICLE IV
                               COVENANTS

     Section 4.01.  Covenants   of    Bancshares.   Bancshares   hereby
covenants and  agrees that between  the date hereof  and the  Effective
Date:

     (a) Approval of Transaction and Consents. Bancshares will submit to and recommend the approval and adoption of this Agreement, and the transactions contemplated hereby, by its shareholders, with such approval to be evidenced by the vote of the requisite number of its shareholders at a meeting thereof to be duly called, properly noticed and held as soon as practicable following completion of the First Commercial Due Diligence Review and declaration by the Securities and Exchange Commission of the effectiveness of the Registration Statement (as defined elsewhere herein). Bancshares shall, and shall cause each Bancshares Subsidiary to, use its best efforts to obtain all licenses, approvals and consents of any federal, state or other regulatory agency having jurisdiction and of any other party to the extent that such licenses, approvals or consents are required of Bancshares to effect the Merger and the transactions contemplated hereby, or are required pursuant to Section 3.01(j) hereof.

     (b) Access to Corporate Records. Until the Effective Date, Bancshares and the Bancshares Subsidiaries will afford to First Commercial and its employees, agents and representatives, including its accountants, Ernst & Young LLP, full access during normal business hours to all of the offices, property, documents, contracts, books and records of Bancshares and the Bancshares Subsidiaries and such additional  information  with  respect  to  the  business  affairs  and properties of Bancshares and the Bancshares Subsidiaries as First Commercial from time to time may reasonably request. Bancshares and the Bancshares Subsidiaries will cause their transfer agent and registrar to make stock transfer records relating to Bancshares and the Bancshares Subsidiaries available to the extent necessary to effectuate the intent of this Agreement. Upon the request of First Commercial, Bancshares and the Bancshares Subsidiaries will furnish abstracts of title or title insurance policies to real property owned or leased by Bancshares and the Bancshares Subsidiaries, and copies of any unrecorded leases to which any of them is a party.

     (c) Monthly Financial Statements. Bancshares shall promptly provide First Commercial with copies of all of the monthly financial statements for Bancshares and the Bancshares Subsidiaries ("Monthly Financial Statements") for each of the monthly periods ending between December 31, 1995, and the Closing Date. The Monthly Financial Statements shall be accompanied by a certificate of the Chief Financial Officer of Bancshares to the effect that they are complete and correct and accurately and fairly reflect the transactions and dispositions of assets of Bancshares and the Bancshares Subsidiaries, taken as a whole, and the financial condition and results of operations of Bancshares and the Bancshares Subsidiaries, taken as a whole, at their respective dates and for the periods to which they relate, subject to normal year-end audit adjustments. In addition, the Monthly Financial Statements shall be prepared in accordance with generally accepted accounting principles and general practices within the banking industry consistently applied, except for any footnotes that may be required or except as otherwise set forth in the accompanying Chief Financial Officer's certificate. Bancshares shall also promptly provide to First Commercial copies of all reports and correspondence filed by Bancshares or any Bancshares Subsidiary during such period with banking regulators and agencies or received by Bancshares or any Bancshares Subsidiary from same.

     (d) Closing Financial Statements. At the Closing, Bancshares shall deliver to First Commercial consolidated balance sheets and statements of income of Bancshares and the Bancshares Subsidiaries dated as of the last day of the month immediately preceding the Closing Date (the "Closing Financial Statements"), which shall be certified by the Chief Financial Officer of Bancshares as being true and correct in all material respects and as fairly reflecting the consolidated financial condition and results of operations of Bancshares and the Bancshares Subsidiaries at the date and for the period to which they relate, except for any footnotes that may be required and except as specifically disclosed in the accompanying Chief Financial Officer's certificate.

     (e) Conduct of Business. Bancshares shall, and shall cause the Bancshares Subsidiaries to, conduct their respective businesses in the ordinary course so as to maintain their respective properties and businesses and to preserve their respective business organizations and the goodwill of their employees, depositors, customers and others having dealings with them and to maintain their books and records in the usual, ordinary and normal course. Without the prior written consent of First Commercial, Bancshares shall not, and shall not permit any Bancshares Subsidiary to, (i) except for payment of income or dividends of the Bancshares Subsidiaries, declare or distribute any cash or stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any security convertible into or exercisable for Bancshares Stock or the common stock of any Bancshares Subsidiary or pledge or otherwise encumber any of its capital stock or any security convertible into or exercisable for Bancshares Stock or the common stock of any Bancshares Subsidiary, except that Bancshares may pay (a) a cash dividend of Five Dollars ($5.00) per share of Bancshares Stock in January of 1997 and (b) thereafter cash dividends (at such time or times as Bancshares determines appropriate) on each share of Bancshares Stock equal to the cash dividends declared by First Commercial from January 1, 1997 through the Effective Date on each share of First Commercial Stock multiplied by the result obtained by dividing 3,412,457 by the number of shares of Bancshares Stock outstanding on the date the cash dividend is paid by Bancshares; (ii) open or acquire any new branch office;
(iii) make any direct or indirect redemption, purchase or other acquisition of any of its capital stock, other than the redemption of qualifying shares of their respective directors; (iv) intentionally incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, subject any of its properties or assets to any lien, claim, charge, option or encumbrance or engage in any transaction, except in the ordinary course of its business, except that Bancshares may repay or borrow on its revolving loan from National Bank of Commerce, Memphis, Tennessee; (v) increase or decrease by more than 10% the rate of compensation of any director or employee or enter into any agreement to increase or decrease the rate of compensation of any director or employee except with respect to the payment of "inside director" fees at First Bank Searcy; (vi) create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan or increase or decrease any severance or termination pay benefit or any other fringe benefit; (vii) amend its articles of incorporation or bylaws except as may be necessary to carry out this Agreement or as required by law; or (viii) directly or indirectly encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than First Commercial or an affiliate of First Commercial) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving Bancshares or any Bancshares Subsidiary (an "Acquisition"). Bancshares represents that as of the date hereof Bancshares and the Bancshares Subsidiaries have ceased all prior activities, and Bancshares and the Bancshares Subsidiaries have no present intention to engage in activities, of the type contemplated by clause (viii) with respect to an Acquisition (other than with First Commercial or an affiliate of First Commercial). Bancshares shall, and shall cause the Bancshares Subsidiaries to, advise First Commercial in writing of (i) the institution of any litigation or proceedings of any kind whatsoever against either Bancshares or the Bancshares Subsidiaries, (ii) the happening of any event which would have a material adverse effect on the financial condition, business, prospects or affairs of either of them, and (iii) the terms of any proposal or inquiry which it may receive in respect of an Acquisition by any person (other than First Commercial or any affiliate of First Commercial). Bancshares and the Bancshares Subsidiaries will use their reasonable best efforts to comply with all material contracts, agreements, commitments or obligations to which Bancshares or any Bancshares Subsidiary is a party or by which Bancshares or any Bancshares Subsidiary may be bound.

     (f) Cooperation and Furnishing Information. Bancshares agrees to use its reasonable best efforts to cooperate with First Commercial in furnishing such information concerning the business and affairs of Bancshares and the Bancshares Subsidiaries as is reasonably necessary or requested by First Commercial in order to prepare and file any application for regulatory or government approvals required for consummation of the transactions contemplated by this Agreement. All such information shall be true and correct in all material respects and shall not omit any material fact necessary to make such information not misleading.

     (g) Related Party Transactions. Without the prior written consent of First Commercial, to the knowledge of Bancshares and the Bancshares Subsidiaries, neither Bancshares nor any Bancshares Subsidiary shall enter into any transaction, other than those in the ordinary course of business, with any of its officers, directors or any of such person's "affiliates" or "associates," or with any business of which an officer or director of Bancshares or any Bancshares Subsidiary, or any of such persons' "affiliates" or "associates," is an officer, director, employee or ten percent (10%) or more equity owner, as such terms "affiliates" or "associates" are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended.

     (h)  Notice of Changes.   Until  the  Effective  Date,  Bancshares
shall, and shall cause the Bancshares Subsidiaries to, give First Commercial prompt written notice of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by Bancshares or any Bancshares Subsidiary or a failure by Bancshares or any Bancshares Subsidiary to comply with any covenant, condition or agreement contained herein, or any other changes or any inaccuracies in any information or data previously given or made available to First Commercial pursuant to this Agreement.

     (i) Limit on Bancshares's Attorney's Fees. Bancshares agrees that any fees or expenses it will pay to attorneys in connection with this Agreement and the consummation of the transactions contemplated herein shall not exceed $60,000.

     Section 4.02.  Covenants  of First  Commercial.   First Commercial
hereby covenants and agrees that between the date hereof and the Effective Date:

     (a) Consents and Approvals. First Commercial agrees to cooperate with Bancshares in furnishing such information concerning the business and affairs of First Commercial and its directors and officers as is reasonably necessary or requested in order to prepare and file applications for regulatory and governmental approvals, including, but not limited to, an application to the Federal Reserve Board for prior approval of the transaction contemplated hereunder. First Commercial will use its best efforts to file such application with the Federal Reserve Board in a reasonably timely fashion. First Commercial also will use its best efforts to obtain all licenses, approvals and consents of any federal, state or other regulatory agency having jurisdiction and of any other party to the extent that such licenses, approvals or consents are required to effect the transactions contemplated hereby, or are required pursuant to Section 3.02(c) hereof. All such information shall be true and correct in all material respects and shall not omit any material fact necessary to make such information not misleading.

     (b) Quarterly Reports; Current Reports. First Commercial shall, between the date of this Agreement and the Closing Date, promptly provide Bancshares with copies of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K filed with the Securities and Exchange Commission and its regulatory reports filed with the Federal Reserve Board.

     (c) Conduct of Business. First Commercial will, and will cause the First Commercial Banks to, conduct their respective businesses in the ordinary course so as to maintain their respective properties and business and to preserve their respective business organizations and the goodwill of their employees, depositors, customers and others having dealings with them. First Commercial will maintain its books and records in the usual, ordinary and normal course. First Commercial will promptly advise Bancshares in writing of (i) the institution of any material litigation against First Commercial or its subsidiaries,
(ii) the happening of any event that would have a material adverse effect on the financial condition, business or affairs of First Commercial and (iii) any material contacts with regulatory agencies regarding their approval of the Merger. First Commercial shall advise

Bancshares in writing of (x) the institution of any material litigation or proceedings of any kind whatsoever against either First Commercial or the First Commercial Banks and (y) the happening of any event which would have a material adverse affect on the financial condition, business, prospects or affairs of First Commercial and the First Commercial Banks, taken as a whole. First Commercial and the First Commercial Banks will use their reasonable best efforts to comply with all material contracts, agreements, commitments or obligations to which First Commercial or any First Commercial Bank is a party or by which First Commercial or any First Commercial Bank may be bound.

     (d) Notice of Changes. Until the Closing Date, First Commercial will give Bancshares prompt written notice of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by First Commercial or a failure by First Commercial to comply with any covenant, condition or agreement contained herein, or any other changes or any inaccuracies in any data previously given or made available to Bancshares pursuant to this Agreement.

     (e) Access to Corporate Records. Until the Effective Date, First Commercial will afford to Bancshares and its employees, agents and representatives, including its accountants, Kemp & Company, full access during normal business hours to all of the offices, property, documents, contracts, books and records of First Commercial and the First Commercial Banks and such additional information with respect to the business affairs and properties of First Commercial and the First Commercial Banks as Bancshares from time to time may reasonably request. First Commercial will cause its transfer agent and registrar to make stock transfer records relating to First Commercial available to the extent necessary to effectuate the intent of this Agreement.

     (f) Election to First Commercial Board. Upon the closing of the Merger, the Board of Directors of First Commercial will elect Wallace
W. Fowler as a  member of such Board of Directors  and of its Executive
Committee.

     (g) Registration of First Commercial Stock. First Commercial will prepare and file with the Securities and Exchange Commission, as soon as practicable following the date hereof, a registration statement on Form S-4 (the "Registration Statement"), or such other form as it deems appropriate, for the registration under the Securities Act of the shares of First Commercial Stock constituting the Merger Consideration. First Commercial shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, and to cause such shares of First Commercial Stock to be listed or included for trading on the Nasdaq National Market or any other market on which shares of First Commercial Stock trade at the time of effectiveness of the Registration Statement.

     (h) Pooling of Interests. Neither First Commercial nor any First Commercial Bank has taken, and First Commercial shall not, and shall not allow any First Commercial Bank to take, unless otherwise required by law, any action which should prevent the Merger from qualifying for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

     (i) Employee Benefits. First Commercial undertakes to provide Bancshares and the Bancshares Subsidiaries employees who become employed by First Commercial or who remain employed by any Bancshares Subsidiary following the Merger with substantially the same benefits as those provided to other employees of First Commercial.

                               ARTICLE V
                          CONDITIONS PRECEDENT

     Section 5.01. Conditions Precedent to Obligation of First Commercial. The obligation of First Commercial to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by First Commercial, in its sole and absolute discretion:

     (a) Performance of Covenants. Each of the acts and undertakings of Bancshares to be performed on or before the Closing Date shall have been duly performed and the Chief Executive Officer of Bancshares shall have executed and delivered to First Commercial a certificate, dated as of the Closing Date, to the effect that the foregoing condition has been fulfilled.

     (b) Representations True at Closing. The representations and warranties made by Bancshares and the Bancshares Subsidiaries herein shall be true and correct in all material respects on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such time (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions contemplated or permitted by this Agreement or actions or transactions of Bancshares or any Bancshares Subsidiary made with the written consent of First Commercial), and the Chief Executive Officer of Bancshares shall have executed and delivered to First Commercial a certificate, dated as of the Closing Date, to the effect that the foregoing condition has been fulfilled.

     (c) Material Changes in Financial Condition, Business or Prospects. Since December 31, 1995, there shall not have occurred any material adverse change in the assets, financial condition, operations, business or prospects of Bancshares and the Bancshares Subsidiaries, taken as a whole, regardless of the cause.

     (d) Certified Resolutions. Bancshares shall furnish to First Commercial certified copies of resolutions duly adopted by the Board of Directors and the shareholders of Bancshares approving this Agreement and the Merger.

     (e) Government Approvals; Other Consents. First Commercial shall have received in form and substance reasonably satisfactory to First Commercial and its counsel all necessary federal and state governmental and regulatory approvals for the transactions contemplated by this Agreement (including, but not limited to, the approval of the Federal Reserve Board, the Office of the Comptroller of the Currency and the Arkansas State Bank Department, if required), and Bancshares and the Bancshares Subsidiaries shall have received any and all consents required pursuant to Section 3.01(j) hereof; provided, however, that any divestiture of assets mandated by a regulatory authority shall not constitute a failure to receive satisfactory regulatory approval.

     (f) No Injunction. No proceeding shall have been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, which, in the reasonable judgment of First Commercial, would make it inadvisable to consummate such transactions (it being understood and agreed that a written request by governmental authorities for information with respect to the transactions contemplated herein may not be deemed by First Commercial to be a threat of material litigation or proceeding, regardless of whether such request is received before or after execution of this Agreement).

     (g) Litigation. On the Effective Date, there shall not be pending or threatened against Bancshares or any Bancshares Subsidiary or the officers or directors of Bancshares or any Bancshares Subsidiary in their capacity as such, any suit, action or proceeding which, if successful, would, in the reasonable judgment of First Commercial, have a material adverse effect on the financial condition, operations, business or prospects of Bancshares and the Bancshares Subsidiaries, taken as a whole.

     (h) No Material Misstatements or Omissions. First Commercial shall not have discovered in any of the representations or warranties of Bancshares or any Bancshares Subsidiary or in any certificate or information furnished or to be furnished to First Commercial hereunder or in any application or report to any governmental agency or authority (including the Federal Reserve Board, the Office of the Comptroller of the Currency and the Arkansas State Bank Department) relating to the transactions contemplated by this Agreement any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any material failure to perform or satisfy any covenants of Bancshares or any Bancshares Subsidiary contained herein.

     (i) Opinion of Bancshares's Counsel. An opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., counsel for Bancshares, dated the Closing Date, in substantially the form attached hereto as Exhibit B, shall have been delivered to First Commercial. In rendering the opinions contained therein, such counsel may rely as to factual matters upon certificates of one or more officers of Bancshares and any Bancshares Subsidiary and of public officials and, as to litigation in which such counsel is not counsel, on opinions of counsel handling such litigation, copies of which opinions shall be delivered to First Commercial.

     (j) Financial Confirmation. The Chief Financial Officer of Bancshares shall have furnished to First Commercial a certificate, dated the Closing Date, in form and substance satisfactory to First Commercial, to the effect that nothing has come to Bancshares's attention that would indicate that (a) during the period from December 31, 1995, to the Closing Date there was any change in the capitalization of Bancshares and the Bancshares Subsidiaries, taken as a whole, other than as described in or contemplated by this Agreement,
(b) any material adjustments need to be made to the financial statements for the period ending at the end of the most recent month prior to the Closing Date in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods, other than year-end adjustments, or (c) since December 31, 1995, there has occurred or there is threatened to occur a matter that would have a material adverse effect on the business, financial condition, operations, results of operations or prospects of Bancshares and the Bancshares Subsidiaries, taken as a whole.

     (k) Due Diligence Review. First Commercial shall have the right to inspect and review, including the right to conduct an audit of, the books and records relating in any way to the Bancshares Financial Statements, or to the business, properties and assets of Bancshares and the Bancshares Subsidiaries, and to conduct such other inspection and review of the business, assets, condition (financial or other), operations and prospects of Bancshares and of the Bancshares Subsidiaries, to the extent First Commercial shall deem necessary (the "First Commercial Due Diligence Review"). The First Commercial Due Diligence Review shall not have indicated, in the reasonable judgment of First Commercial, any matter that may be reasonably expected to have a material adverse effect on the business, financial condition, operations, results of operations or prospects of Bancshares and the Bancshares Subsidiaries, taken as a whole, or that may materially impair the contemplated benefits, taken as a whole, to First Commercial of the transactions contemplated by this Agreement. First Commercial shall complete the First Commercial Due Diligence Review as diligently as possible but at the latest within ninety (90) days from the date of this Agreement and shall, upon such completion, advise Bancshares in writing within ten (10) days thereafter of its intention either to proceed, pursuant to this Agreement, with the transactions contemplated by this Agreement or to terminate this Agreement due to non-satisfaction of the condition precedent set forth in this Section 5.01(k). Provided, however, Bancshares shall have ten (10) days from the date of a termination notice to attempt to cure the matter(s) described in such notice as the reason for termination. If such matter(s) are not, in the reasonable judgment of First Commercial, cured within the ten (10) day period, this Agreement shall be terminated.

     (l) Title Opinion. First Commercial shall have received in form and substance satisfactory to its counsel an attorney's opinion and/or title policy or policies issued by a title insurance company acceptable to First Commercial relating to all of the real property (except for other real estate owned) owned or leased by Bancshares or any Bancshares Subsidiary.

     (m) Pooling of Interests Opinion. Ernst & Young LLP, certified public accountants, shall have delivered to First Commercial, dated the Closing Date and reasonably satisfactory in form and substance to First Commercial and its counsel, an opinion to the effect that the transactions contemplated by this Agreement shall be recorded on the books and records of First Commercial and shall be reported in the financial statements of First Commercial by the pooling of interests method of accounting under generally accepted accounting principles, as defined in APB Opinion No. 16, together with such additional letter of assurances regarding the financial condition of Bancshares and the Bancshares Subsidiaries as First Commercial shall reasonably request. First Commercial, predicated on its knowledge and the terms of this Agreement, has no reason to believe as of the date hereof that such transactions will not be recorded by the pooling of interests method of accounting.

     (n)  Delivery of Continuity of Interest Letters.

          (i) Each stockholder of Bancshares who is an executive officer, director or beneficial owner of ten percent (10%) or more of Bancshares Stock shall have delivered to First Commercial a letter representing and warranting that he will not sell, transfer or in any way reduce his risk with respect to the First Commercial Stock received in connection with the Merger until such time as First Commercial shall have published financial results covering at least thirty (30) days of post-transaction combined operations.

          (ii) Each stockholder of Bancshares who is the beneficial owner of five percent (5%) or more of Bancshares Stock shall have delivered to First Commercial a letter representing or warranting that (or, if such shareholder is delivering a letter pursuant to Section 5.01(n)(i) above, include a statement in such letter to the effect that) he has no present intent to sell, transfer or otherwise dispose of any of the First Commercial Stock to be received by him in connection with the Merger nor will he sell, transfer or otherwise dispose of more than fifty percent (50%) of such stock for a period of at least one (1) year following the Closing.

     (o)   Articles  of Merger.   The parties  shall have  executed and
delivered the Articles of Merger.

     Section 5.02. Conditions Precedent to Obligation of Bancshares. The obligation of Bancshares to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Bancshares in its sole and absolute discretion:

     (a) Performance of Covenants. Each of the acts and undertakings of First Commercial to be performed on or before the Closing Date shall have been duly performed, and an authorized officer of First Commercial shall have executed and delivered to Bancshares a certificate, dated as of the Closing Date, to the effect that this condition has been fulfilled.

     (b) Representations True at Closing. The representations and warranties made by First Commercial pursuant to this Agreement shall be true and correct in all material respects on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such time (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions contemplated or permitted by this Agreement or actions or transactions of First Commercial made with the written consent of Bancshares), and an authorized officer of First Commercial shall have executed and delivered to Bancshares a certificate, dated as of the Closing Date, to the effect that this condition has been fulfilled.

     (c) Material Changes in Financial Condition. Since December 31, 1995, there shall not have occurred any material adverse change in the assets, financial condition, operations, business or prospects of First Commercial or the First Commercial Banks, taken as a whole, regardless of the cause.

     (d) Certified Resolutions. First Commercial shall have furnished to Bancshares a certified copy of resolutions duly adopted by the Board of Directors of First Commercial authorizing the transactions contemplated by this Agreement.

     (e) No Injunction. No action, proceeding, regulation or legislation shall have been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Bancshares, would make it inadvisable to consummate such transactions (it being understood and agreed that a written request by governmental authorities for information with respect to the transactions contemplated herein may not be deemed by Bancshares to be a threat of material litigation or proceeding, regardless of whether such request is received before or after execution of this Agreement).

     (f) No Material Misstatements or Omissions. Bancshares shall not have discovered in any of the representations or warranties of First Commercial or in any certificate or information furnished or to be furnished to Bancshares hereunder or in any application or report to any governmental agency or authority (including the Federal Reserve Board) relating to the transactions contemplated by this Agreement any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or any material failure to perform or satisfy any covenants of First Commercial or any First Commercial Bank contained herein, and such fact shall be certified to Bancshares by First Commercial.

     (g) Opinion of First Commercial's Counsel. An opinion of Friday, Eldredge & Clark, counsel for First Commercial, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C, shall have been delivered to Bancshares. In rendering the opinions contained therein, such counsel may rely as to factual matters upon certificates of officers of First Commercial and its subsidiaries and of public officials and as to litigation in which they are not counsel on opin-ions of counsel handling such litigation, copies of which opinions shall be delivered to Bancshares.

     (h) Tax Opinion. Bancshares shall have received an opinion of Friday, Eldredge & Clark, counsel to First Commercial, to the effect that the transactions contemplated herein will be treated for federal income tax purposes as a tax-free corporate reorganization within the meaning of Section 368(a)(1)(A) of the Code. The parties agree to utilize their reasonable best efforts to consummate the transactions described herein in a manner which will qualify as a tax-free corporate reorganization within the meaning of the foregoing provisions.

     (i) Securities Registration Opinion. Bancshares shall have received an opinion of Friday, Eldredge & Clark, counsel to First Commercial, to the effect that the shares of First Commercial Stock issued to the shareholders of Bancshares pursuant to this Agreement have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, and may be sold or transferred by the shareholders of Bancshares without further registration under Section 5 of the Securities Act of 1933, as amended, except as may otherwise be provided by Rules 144 and 145 of the Securities and Exchange Commission and the terms of the letter to be delivered by certain stockholders of Bancshares pursuant to Section 5.01(n) of this Agreement.

     (j) Fairness Opinion. Bancshares shall have received an opinion from Stephens Inc. that the transactions contemplated by this Agreement and the Merger Consideration to be received by the holders of Bancshares Stock pursuant to the terms set forth in this Agreement are fair from a financial point of view to the holders of Bancshares Stock, which opinion shall be dated as of the date of this Agreement and delivered concurrently with its execution. Such opinion shall remain in effect and not have been withdrawn as of the date of the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.

     (k)  Articles of  Merger.   The parties  shall  have executed  and
delivered the Articles of Merger.

     (l) Due Diligence Review. Bancshares and its counsel or agent shall have the right to inspect and review, including the right to conduct an audit of, the books and records relating in any way to the First Commercial Financial Statements, or the business, properties and assets of First Commercial and the First Commercial Banks, and to conduct such other inspection and review of the business, assets, condition (financial or other), operations and prospects of First Commercial and of the First Commercial Banks, to the extent Bancshares shall deem necessary (the "Bancshares Due Diligence Review"). The Bancshares Due Diligence Review shall not have indicated, in the reasonable judgment of Bancshares, any matter that may reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations or prospects of First Commercial and the First Commercial Banks, taken as a whole. Bancshares shall complete the Bancshares Due Diligence Review within thirty (30) days from the date of this Agreement and shall, upon such completion, advise First Commercial of its intention either to proceed, pursuant to this Agreement, with the transactions contemplated by this Agreement or to terminate this Agreement due to non-satisfaction of the condition precedent set forth in this Section 5.02(l).

     (m) No Adverse Change in Market Price for First Commercial Stock. In the event the average of the individual averages of the bid and asked prices for shares of First Commercial Stock reported on the Nasdaq National Market as of the close of business on each of the twenty (20) trading days immediately proceeding the Closing Date shall be less than $29.50 per share, subject to such adjustments as provided in Section 1.05 hereof, then Bancshares may elect to terminate this Agreement in accordance with Section 6.01(f) hereof, unless First Commercial agrees to amend and restate this Agreement to provide in
Section 1.05(a) that each share of Bancshares Stock shall be converted into the right to receive that number of shares equal to the result obtained by dividing (Y) the number of whole shares of First Commercial Stock having an aggregate market value closest to, but not exceeding, $100,667,482, based on the average of the individual averages of the bid and asked prices for shares of First Commercial Stock reported on the Nasdaq National Market as of the close of business on each of the twenty (20) days immediately proceeding the date on which action is taken by Bancshares by (Z) the number of shares of Bancshares Stock outstanding on the Effective Date. If First Commercial notifies Bancshares in writing that First Commercial will agree to so amend and restate this Agreement, then the Board of Directors of Bancshares shall approve a form of amended and restated agreement incorporating changes consistent herewith and shall authorize its execution and delivery by officers of Bancshares.

     (n) Litigation. On the Effective Date, there shall not be pending or threatened against First Commercial or any First Commercial Bank or the officers or the directors of First Commercial or any First Commercial Bank in their capacity as such, any suit, action or proceeding which, if successful, would, in the reasonable judgment of Bancshares, have a material adverse affect on the financial condition, operations, business or prospects of First Commercial and the First Commercial Banks, taken as a whole. Bancshares acknowledges that it is aware of the Aearth Development, Inc. legal proceeding disclosed in First Commercial's Report on Form 10-Q for the quarterly period ended June 30, 1996, and that such proceeding, in the event the original verdict rendered at trial is reinstated on appeal, will not have a material adverse impact on the financial condition, operations, business or prospects of First Commercial and the First Commercial Banks, taken as a whole.

     (o) Government Approvals; Other Consents. Bancshares shall have received in form and substance reasonably satisfactory to Bancshares and its counsel all necessary federal and state governmental and regulatory approvals for the transactions contemplated by this Agreement (including, but not limited to, the approval of the Federal Reserve Board, the Office of the Comptroller of the Currency and the Arkansas State Bank Department, if required), and First Commercial and the First Commercial Banks shall have received any and all consents required pursuant to Section 3.02(c) hereof; provided, however, that any divestiture of assets mandated by regulatory authority shall not constitute a failure to receive satisfactory regulatory approval.

                              ARTICLE VI
                              TERMINATION

     Section 6.01. Procedure for Termination. This Agreement may be terminated and abandoned at any time prior to the Closing, whether before or after approval of the Merger by the Board of Directors of First Commercial or by the shareholders of Bancshares, upon the occurrence of any of the following by written notice from First Commercial to Bancshares (as authorized by the Board of Directors of First Commercial), or by written notice from Bancshares to First Commercial, as the case may be:

          (a) If any condition to the obligations of First Commercial set forth in Section 5.01 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by First Commercial or if any condition to the obligations of Bancshares as set forth in Section 5.02 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by Bancshares, it being understood that each party's right to terminate under this Section 6.01(a) shall relate only to conditions to that party's obligations;

          (b) In the event of a material breach by the other of any representation, warranty or agreement contained in this Agreement that is not cured within 20 days of the time that written notice of such breach is received by such other party from the party giving notice (except that any such notice shall not have the effect of extending the time for termination set forth in Section 6.01(c) hereof);

          (c) By either Bancshares or First Commercial if the Closing Date shall not have occurred, for reasons other than a breach of this Agreement by the party seeking termination, on or before September 30, 1997, or such later date agreed to in writing by the parties; or

          (d) By First Commercial if there shall have been any action taken, or any statute, rule or regulation proposed or enacted, by any federal, state or foreign government or governmental or administrative agency that would (i) render First Commercial substantially unable to satisfy its obligations hereunder, (ii) in the sole, but reasonable, judgment of First Commercial, prohibit or delay for four months, or longer, consummation of the transactions contemplated by this Agreement, or (iii) materially impair the contemplated benefits to First Commercial of the transactions contemplated by this Agreement by limiting the location at which or manner in which First Commercial presently conducts its business or by requiring First Commercial, Bancshares or any Bancshares Subsidiary to undertake any material changes in personnel, organizational structure, internal controls, accounting systems, operations or policies, or otherwise.

          (e)  By First Commercial if there shall have occurred:

               (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

              (ii) a commencement of a war, armed hostilities, or other international or national calamity, directly or indirectly involving the United States, or

             (iii) a material change in the United States or any other currency exchange rates or a suspension of, or limitation on, the markets thereof;

or, in the case of any of the foregoing existing at the time of this Agreement, a material acceleration or worsening thereof.

          (f) At the election of Bancshares upon the occurrence of the event described in 5.02(m), subject to the right set forth therein of First Commercial to preclude such election.

          (g) By Bancshares if its Board of Directors so determines, in the event that prior to the Effective Date (i) First Commercial enters into a letter of intent or comparable document or a definitive
(a) purchase and sale agreement to be acquired, or (b) merger agreement in which First Commercial is not the surviving corporation, or (ii) another person publicly announces the intent to acquire twenty-five percent (25%) or more of the outstanding equity securities of First Commercial whether by tender offer or otherwise.

     Section 6.02. Termination by Mutual Agreement. This Agreement may be terminated and abandoned (whether before or after approval of the Merger by First Commercial or by the shareholders of Bancshares) by mutual written consent of Bancshares and First Commercial, as authorized by their respective Board of Directors.
     Section 6.03. Effect of Termination for Non-Willful Breach. In the event of termination of this Agreement caused otherwise than by a willful breach of this Agreement by any of the parties hereto, this Agreement shall cease and terminate, the acquisition of Bancshares as provided herein shall not be consummated, and neither Bancshares or First Commercial shall have any liability to the other party under this Agreement of any nature whatever; provided, however, that the duties of the parties with respect to confidential information as set forth in
Section 8.10 shall survive any such termination.

     Section 6.04. Effect of Termination for Willful Breach. If termination of this Agreement shall have been caused by willful breach of this Agreement, then, in addition to other remedies as may be available at law or equity for breach of this Agreement, the party so found to have willfully breached this Agreement shall indemnify the other party for its costs, fees and expenses of its counsel, accountants and other experts and advisors, as well as fees and expenses incident to negotiation, preparation and execution of this Agreement, and all parties shall be bound by the confidentiality obligations provided in Section 8.10 of this Agreement.

     Section 6.05. Termination Fee. If termination of this Agreement shall have been caused by the willful breach or the willful failure to perform this Agreement by Bancshares, or by First Commercial, then if Bancshares is the breaching party it shall pay to First Commercial, in addition to any other costs, fees or expenses due under this Agreement, within five (5) business days after the date of such termination, $5,000,000 in immediately available funds, and if First Commercial is the breaching party it shall pay to Bancshares, in addition to any other costs, fees or expenses due under this Agreement, within five (5) business days after the date of such termination, $500,000 in immediately available funds. The parties hereto agree that such termination fee is necessary because of the difficulty in ascertaining the precise amount of damages to either party from the willful breach of or failure to perform this Agreement and that such termination fee represents a reasonable estimate of those damages. No termination fee shall be paid in the event of a non-willful breach of or non-willful failure to perform this Agreement.

     Section 6.06. Enforcement Expenses. The prevailing party in any suit or action to enforce this Agreement or to obtain any remedy which may be available as a result of a breach of any representation, warranty or covenant contained herein prior to Closing shall be entitled to recover its court costs and reasonable attorneys' fees, including costs and attorneys' fees on appeal from any such suit or action.

                              ARTICLE VII
                          BROKERS AND EXPENSES

     Section 7.01. Brokers. Bancshares represents and warrants to First Commercial that no broker or finder has acted for it in connection with the execution and delivery of this Agreement or the transactions contemplated hereby other than Stephens, Inc.

     Section 7.02. Expenses. Each party hereto will pay all attorneys' and accountants' fees and all other costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except as provided in Article VI hereof, and except as limited by Section 4.01(i) hereof.

                              ARTICLE VIII
                             MISCELLANEOUS

     Section 8.01. Announcements. Neither First Commercial nor Bancshares will make any press release or other announcement to the public concerning the transactions contemplated by this Agreement without the prior written consent of the other party, except as required by law.

     Section 8.02. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt when delivered personally or by confirmed telefacsimile, or one(1) business day following the date it is given to a nationally-recognized overnight mail or delivery service (with postage or delivery charge prepaid) providing proof of delivery, as follows:

     (a)  If to Bancshares to:

          Southwest Bancshares, Inc.
          2400 East Highland Drive
          Jonesboro, Arkansas  72401

          Attention:  Mr. Wallace W. Fowler, Chairman

          with copy to:

          John S. Selig
          Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
          320 West Capitol Avenue, Suite 1000
          Little Rock, Arkansas  72201-3525

     (b)  If to First Commercial, to:

          First Commercial Corporation
          400 West Capitol Avenue
          Little Rock, Arkansas  72201

          Attention:  Mr. J. Lynn Wright

          with copy to:

          John Clayton Randolph
          Friday, Eldredge & Clark
          400 West Capitol Avenue, Suite 2000
          Little Rock, Arkansas 72201-3493

or to such other address as any person may designate in writing to First Commercial and Bancshares at the addresses listed above, in accordance with this Section 8.02.

     Section 8.03. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 8.04.  Headings.   The  Article,  Section,  paragraph  and
other headings in this Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Agreement.

     Section 8.05.  Counterparts.   This Agreement  may be  executed in
one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 8.06.  Integration of Agreement.         This    Agreement
constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements or communications, oral or written, between the parties hereto with respect to the subject matter hereof.

     Section 8.07. Amendments; Waivers. Any of the terms or conditions of this Agreement may be waived, but only in writing of the party against which the enforcement of such waiver is sought, and any such terms or conditions may be amended or modified in whole or in part at any time by agreement in writing, executed in the same manner as this Agreement.

     Section 8.08. Governing Law. This Agreement shall be governed by and construed and enforced under and pursuant to the laws of the State of Arkansas.

     Section 8.09. Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference thereto as though fully set forth at the point referred to in this Agreement.

     Section 8.10. Confidentiality of Information. Until the Closing Date, or in the event of termination of this Agreement without consummation of the transactions contemplated hereby, First Commercial and Bancshares each hereby covenants and agrees that it and its agents shall keep and shall cause its subsidiaries to keep confidential any information (unless readily ascertainable from public or published information or sources) obtained from the other party or its agents, except for disclosures of information expressly allowed by such other party. In the event this Agreement is terminated, then promptly after such termination First Commercial or Bancshares (as the case may be) and its agents shall return to the other party hereto all documents, work papers and other written material obtained from such other party or its agents in connection with this Agreement and not theretofore made public (including all copies thereof).

     Section 8.11. No Assignment. Neither this Agreement nor any rights or obligations of any party hereunder or thereunder, may be assigned by the parties, by operation of law or otherwise, except with the written consent of the other party.

     Section 8.12. Severability. If any portion or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions in such jurisdiction or rendering that or any other portions or provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     Section 8.13. Survival of Representations and Warranties. None of the representations, warranties or covenants contained in this Agreement, or in any instrument or other document delivered pursuant to this Agreement, shall survive the Closing.

     Section 8.14.  Definition of To The Knowledge Of.

     (i) When used in this Agreement, the phrases "to the knowledge of Bancshares," "to the knowledge of Bancshares and the Bancshares Subsidiaries," and "nothing has come to Bancshares's attention" shall mean the actual knowledge of Wallace W. Fowler, Lloyd McCracken, Jr. and Phil Jones in the case of Bancshares, and these individuals and the individuals serving in the office of President in the case of the Bancshares Subsidiaries, including the knowledge that such individuals should have acquired in the ordinary course of performing their duties as officers of Bancshares and/or a Bancshares Subsidiary.

     (ii) When used in this Agreement, the phrases "to the knowledge of First Commercial," "to the knowledge of First Commercial and the First

Commercial Banks," and "nothing has come to First Commercial's attention" shall mean the actual knowledge of Barnett Grace, Edwin P. Henry and J. Lynn Wright, including the knowledge that such individuals should have acquired in the ordinary course of performing their duties as executive officers of First Commercial.

     Section 8.15. Applicability of Agreement to Entity Prior to Becoming Bancshares Subsidiary. Notwithstanding anything in this Agreement to the contrary, no Bancshares Subsidiary shall be required to make any representation or warranty, nor shall Bancshares be deemed to have made any representation or warranty as to or concerning a Bancshares Subsidiary, or provide any information, with respect to a period of time during which such entity was not a subsidiary of Bancshares.

     IN WITNESS WHEREOF, First Commercial and Bancshares have caused this Agreement to be executed and delivered in multiple counterparts as of the date first above written.

                                   FIRST COMMERCIAL CORPORATION

                                   By:  __________________________

                                   Title: ________________________
ATTEST:

____________________
Secretary

                                   SOUTHWEST BANCSHARES, INC.

                                   By:  __________________________

                                   Title: ________________________
ATTEST:

____________________
Secretary

                                                              EXHIBIT A

                           ARTICLES OF MERGER
                                   OF
                       SOUTHWEST BANCSHARES, INC.
                             WITH AND INTO
                      FIRST COMMERCIAL CORPORATION


     We, ___________, the duly elected __________ of Southwest Bancshares, Inc., an Arkansas corporation ("Bancshares") and ________ _______, the duly elected _________ of First Commercial Corporation, an Arkansas corporation, ("First Commercial") do hereby state on oath that the following information relating to the merger of Bancshares with and into First Commercial is true, correct, and complete to the best of our knowledge and belief:

                               ARTICLE I
                           THE PLAN OF MERGER

     Section 1.01.  The Merger.   At the Effective  Time (as defined in
Section 1.03 hereof) in accordance with this Plan of Merger and Arkansas law, Bancshares shall be merged with and into First Commercial pursuant to this Plan of Merger, the separate existence of Bancshares shall cease, and First Commercial shall continue as the surviving corporation under the corporate name "First Commercial Corporation." First Commercial hereinafter may sometimes be referred to as the "Surviving Corporation."

     Section 1.02. Effect of the Merger. At the Effective Time the effect of the Merger shall be that (i) the Surviving Corporation shall possess all the rights, privileges, and franchises possessed by each of First Commercial and Bancshares, (ii) all of the property and assets of whatsoever kind or description of each of First Commercial and Bancshares, and all debts due on whatever account to any of them, including subscriptions for shares or other choses in action belonging to any of them, shall be taken and be deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed, and
(iii) the Surviving Corporation shall be responsible for all of the liabilities and obligations of each of First Commercial and Bancshares, as provided by applicable law, in the same manner as if the Surviving Corporation had itself incurred such liabilities or obligations; but the liabilities of First Commercial and Bancshares, or of their shareholders, directors, or officers, shall not be affected, nor shall the rights of the creditors thereof, or of any persons dealing with such corporations be impaired by the Merger, and any claim existing, or action or proceeding pending, by or against either of First Commercial or Bancshares may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against, or substituted, in place of First Commercial or Bancshares, as the case may be.

     Section 1.03. Consummation of the Merger, Effective Time. The parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Arkansas these Articles of Merger. The "Effective Time" shall be 5:00 p.m., Little Rock time, on the date of such filing.

     Section 1.04. Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of First Commercial, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Arkansas law. The Bylaws of First Commercial, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Arkansas law. The directors and officers of First Commercial immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation after the Effective Time until their successors are elected and qualified.

     Section 1.05. Merger Consideration; Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of First Commercial, Bancshares, or the holder of any of the securities of such corporations:

     (a) Each share of the common stock of Bancshares, par value $____ per share ("Bancshares Stock"), issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under applicable Arkansas law ("Dissenting Shares")) shall be canceled and extinguished and be converted into the right to receive that number of shares of common stock of First Commercial, $3.00 par value ("First Commercial Stock"), equal to the result obtained by dividing (Y) 3,412,457 by (Z) 245,275 (such consideration, as well as any payment due in lieu of fractional shares of First Commercial Stock as
hereinafter  provided   being  herein   referred  to  as   the  "Merger
Consideration").

     (b) No fractional shares of First Commercial Stock shall be issued as part of the Merger, and in lieu of fractional shares, First Commercial shall pay a sum in cash equal to the value of any such fractional share of First Commercial Stock to which any holder of Bancshares Stock shall be entitled determined on the basis of the last reported sales price on the date on which the Effective Time occurs for shares of First Commercial Stock on The Nasdaq National Market.

     (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of Bancshares with respect to shares of Bancshares Stock issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of Bancshares Stock are presented to First Commercial or its transfer agent, they shall be canceled and exchanged for the Merger Consideration as provided in Section 1.06 and following, subject to applicable law in the case of Dissenting Shares.

     Section 1.06. Exchange of Certificates. From and after the Effective Time, all certificates representing shares of Bancshares Stock, with the exception of certificates representing Dissenting Shares or shares of Bancshares Stock held by First Commercial, shall represent the right to receive shares of First Commercial Stock on the basis set forth above, and the right to receive cash in lieu of fractional shares in exchange therefor, upon the terms and conditions of this Plan of Merger, subject to applicable abandoned property, escheat, and similar laws. Upon delivery of certificates representing shares of Bancshares Stock to the transfer agent of First Commercial, First Commercial shall cause the transfer agent to issue certificates representing the requisite number of shares of First Commercial Stock for each share of Bancshares Stock represented by the certificates therefor properly delivered, and First Commercial shall pay by certified or cashier's check the amount entitled to be received in lieu of fractional shares. Notwithstanding the foregoing, neither First Commercial's transfer agent nor any party hereto shall be liable to a holder of shares of Bancshares Stock for any of the Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat, and similar laws.

     Section 1.07. Rights of Bancshares Shareholders to Dividends. Holders of Bancshares Stock on the Effective Date shall be entitled to receive, subject to applicable abandoned property, escheat and similar laws, payment of dividends declared by First Commercial subsequent to the Effective Date, but delivery of payment of such dividends will not be required of First Commercial until such persons have delivered their certificates representing shares of Bancshares Stock in exchange for certificates representing shares of First Commercial Stock in accordance with the provisions of Section 1.06 above. Notwithstanding the foregoing, First Commercial shall not be liable to a holder of shares of Bancshares Stock for any such dividends delivered to a public official pursuant to any abandoned property, escheat and similar laws.


                               ARTICLE II
                       APPROVAL OF PLAN OF MERGER

     Section 2.01. Approval by Board of Directors. The Plan of Merger incorporated herein has been adopted by the Board of Directors of each of Bancshares and First Commercial.

     Section 2.02.  Approval by Shareholders.

     (a) Pursuant to Ark. Code Ann. Section 4-27-1103G, shareholder approval of the Plan of Merger was not required by the shareholders of First Commercial.

     (b) The Plan of Merger was approved by the shareholders of Bancshares on _________, 1997, pursuant to Ark. Code Ann. Section 4-27-1103E at a special meeting of shareholders duly called and held for that purpose. On the date of approval of the Plan of Merger, Bancshares's sole outstanding class of capital stock was common stock, $____ par value per share, each share of which was entitled to one vote, and _____ shares of which were outstanding.

     Bancshares's shareholders approved the Plan of Merger by a vote of
     in favor of the proposal and         against the proposal.

     IN WITNESS WHEREOF, we have executed these Articles of Merger on __________________, 1997.


                              SOUTHWEST BANCSHARES, INC.


                              By:
                                   [Name], [Title]



                              FIRST COMMERCIAL CORPORATION


                              By:
                                   [Name], [Title]

                                                              EXHIBIT B

                 Substantive Provisions of Bancshares's
                           Counsel's Opinion


     The opinion of _______, Counsel for Bancshares, shall be dated the Closing Date and shall opine, in substance, as follows:

     1.   Bancshares  and the  Bancshares Subsidiaries  have  been duly organized and are corporations, state chartered banks, and a partnership, respectively, validly existing in good standing under the laws of the State of Arkansas. Each of Bancshares and the Bancshares Subsidiaries has full corporate power to own its property and assets and to carry on its business as presently conducted, and is duly qualified or registered to do business in each jurisdiction where the nature of its business or the type of its assets requires such qualification and where the failure to so qualify would be material to the business of Bancshares or the Bancshares Subsidiaries.

     2. Bancshares has full corporate power to execute and deliver this Agreement. All corporate action of Bancshares required to duly authorize and execute this Agreement has been taken. This Agreement is valid and binding on Bancshares and is enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally and to limitations on the availability of injunctive relief, specific performance and other equitable remedies, whether applied by a court of law or equity.

     3. All shares of Bancshares Stock and common stock of the Bancshares Subsidiaries issued and outstanding as of the Closing Date are duly authorized, validly issued, fully paid and not subject to assessment. None of such shares has been issued in violation of any preemptive rights of shareholders. To the knowledge of such counsel, neither Bancshares nor the Bancshares Subsidiaries has outstanding and is not obligated to issue subscriptions, options or other arrangements or commitments obligating it to issue or dispose of any shares of its common stock.

     4. The consummation of the Merger will not violate any provision of either Bancshares's or the Bancshares Subsidiaries' Articles of Incorporation or Bylaws, or violate any provision of, or result in the acceleration of any material obligation under, any mortgage, loan agreement, order, judgment, law or decree known to such counsel to which Bancshares or any of the Bancshares Subsidiaries is a party or by which any of them is bound, and will not violate or conflict with any other material restriction of any kind or character known to such counsel to which Bancshares or any of the Bancshares Subsidiaries is subject.

     5. To the knowledge of such counsel, each of Bancshares and the Bancshares Subsidiaries has all licenses, permits, approvals and other authorizations from Federal and state agencies and authorities having jurisdiction in the premises required in the conduct of its business as presently being conducted where the failure to do so would have a material adverse effect on Bancshares and the Bancshares Subsidiaries, taken as a whole.

     6. To the knowledge of such counsel, there is no claim, action, suit or proceeding pending or threatened against Bancshares or any of the Bancshares Subsidiaries which, if adversely determined, would have a material adverse effect on the business, assets, operations or financial condition of Bancshares and the Bancshares Subsidiaries, taken as a whole, would question the validity of the Agreement or would prevent, hinder or delay consummation of the transactions contemplated by the Agreement.

     7. To the knowledge of such counsel, each of Bancshares and the Bancshares Subsidiaries is, in the conduct of its business, in compliance with all applicable Federal, state and local laws, statutes, ordinances and regulations, which the failure to comply with would materially adversely affect the business or the value of the properties or assets of Bancshares and the Bancshares Subsidiaries, taken as a whole.

     In rendering such opinions, such counsel may rely as to factual matters upon certificates of one or more officers of Bancshares and any of the Bancshares Subsidiaries and of public officials and, as to litigation where they are not counsel of record, on opinions of counsel handling such litigation, copies of which opinions shall be delivered to First Commercial.

                                                             EXHIBIT C

               Substantive Provisions of First Commercial
                           Counsel's Opinion


     The opinion of Friday, Eldredge & Clark, Counsel for First Commercial, shall be dated the Closing Date and shall opine, in substance, as follows:

     1. First Commercial and the First Commercial Banks have been duly organized and are a corporation, state chartered banks and national banking associations, respectively, validly existing in good standing under the laws of the State of Arkansas and the United States of America and have full corporate power to own their property and assets and to carry on their business as presently conducted.

     2.   All  corporate   action  of  First  Commercial   required  to
authorize the Agreement and to effectuate the Merger contemplated by the Agreement has been taken. The Agreement is valid and binding on First Commercial and is enforceable in accordance with its terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to limitations on the availability of injunctive relief, specific performance and other equitable remedies, whether applied by a court of law or equity.

     3. The consummation of the Merger will not violate any provision of the Articles of Incorporation or Association or Bylaws of First Commercial or any First Commercial Bank or violate any provision of, or result in the acceleration of any material obligation under, any mortgage, loan agreement, order, judgment, law or decree known to such counsel to which First Commercial or any First Commercial Bank is a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character known to such counsel to which First Commercial or any First Commercial Bank is subject.

     4. To the knowledge of such counsel, there is no claim, action, suit or proceeding pending or threatened against First Commercial or any of the First Commercial Banks which, if adversely determined, would have a material adverse effect on the business, assets, operations or financial condition of First Commercial and the First Commercial Banks, taken as a whole, would question the validity of the Agreement or would prevent, hinder or delay consummation of the transactions contemplated by the Agreement.

     5. To the knowledge of such counsel, each of First Commercial and the First Commercial Banks has all licenses, permits, approvals and other authorizations from Federal and state agencies and authorities having jurisdiction in the premises required in the conduct of its business as presently being conducted where the failure to do so would have a material adverse effect on First Commercial and the First Commercial Banks, taken as a whole.

     6. To the knowledge of such counsel, each of First Commercial and the First Commercial Banks is, in the conduct of its business, in compliance with all applicable Federal, state and local laws, statutes, ordinances and regulations, which the failure to comply with would materially adversely affect the business or the value of the properties or assets of First Commercial and the First Commercial Banks, taken as a whole.

     7. No facts have come to such counsel's attention that lead them to believe that the joint proxy statement/prospectus (other then the financial and statistical data contained or incorporated therein, as to which such counsel need not express any opinion or belief) contains as of this date any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. (Such counsel need not pass upon nor assume any responsibility for the accuracy, completeness or fairness of the statements contained in the joint proxy statements/prospectus, and such opinion may be based upon a limited review of, and participation and conferences relating to, the joint proxy statement/prospectus, without independent verification.)

     8. The shares of First Commercial Stock to be issued to the shareholders of Bancshares following the Closing will be fully paid, validly authorized and duly issued and are not subject to assessment and are not issued in violation of any preemptive rights of First Commercial's shareholders. Such shares have been registered with the Security and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended (the "Act"), and may be sold or transferred by the shareholders of Bancshares without further registration under Section 5 of the Act except as may otherwise be provided by Rules 144 and 145 of the Securities and Exchange Commission and the terms of certain continuity of interest letters to be delivered by certain shareholders of Bancshares pursuant to Section 5.01(n) of this Agreement.

     In rendering such opinions, such counsel may rely as to factual matters upon certificates of officers of First Commercial and of public officials and, as to litigation where they are not counsel of record, on opinions of counsel handling such litigation, copies of which opinions shall be delivered to Bancshares.